                   _________________________________________

                             MERISEL AMERICAS, INC.

                   $22,000,000 IN AGGREGATE PRINCIPAL AMOUNT

                                       OF

                              AMENDED AND RESTATED
                           11.28% SUBORDINATED NOTES
                               DUE March 10, 2000

                   _________________________________________



                   _________________________________________

                       AMENDED AND RESTATED SUBORDINATED
                            NOTE PURCHASE AGREEMENT

                   _________________________________________

                         Dated as of December 23, 1993

                               TABLE OF CONTENTS
                               -----------------
                                                                            Page
                                                                            ----
SECTION 1.        THE NOTES.................................................. 2
   (S)1.1   Authorization of Notes........................................... 2
   (S)1.2   Exchange of Notes................................................ 2
   (S)1.3   Definitions...................................................... 3

SECTION 2.        GENERAL REPRESENTATIONS AND
                  WARRANTIES OF THE COMPANY.................................  3
   (S)2.1   Capitalization; Subsidiaries....................................  3
   (S)2.2   Organization and Authority......................................  4
   (S)2.3   Business........................................................  4
   (S)2.4   Financial Statements and Other Information; Financial Condition.  4
   (S)2.5   No Material Adverse Change......................................  6
   (S)2.6   Licenses, Registrations, etc....................................  6
   (S)2.7   Title to Properties: Leases.....................................  6
   (S)2.8   Compliance with Other Instruments. etc..........................  6
   (S)2.9   No Materially Adverse Contracts. etc............................  7
   (S)2.10  Compliance with Law. etc........................................  7
   (S)2.11  Compliance with ERISA; No Multiemployer Plans...................  8
   (S)2.12  Pending Litigation, etc.........................................  8
   (S)2.13  Taxes...........................................................  8
   (S)2.14  Holding Company Act; Investment Company Act.....................  9
   (S)2.15  No Foreign Assets Control Regulation Violation..................  9
   (S)2.16  No Margin Regulation Violation.................................. 10
   (S)2.17  Consents, etc................................................... 10
   (S)2.18  No Event of Default............................................. 10
   (S)2.19  Full Disclosure................................................. 10
   (S)2.20  Validity of Agreement and Notes................................. 11
   (S)2.21  Solvency........................................................ 11
   (S)2.22  Compliance With Environmental Laws.............................. 12
   (S)2.23  Broker's or Finder's Commissions................................ 12
   (S)2.24  Insurance....................................................... 12

SECTION 3.        SECURITIES ACT AND ERISA
                  REPRESENTATIONS........................................... 12
   (S)3.1   Offerees........................................................ 12
   (S)3.2   Investment Intent, etc.......................................... 13
   (S)3.3   ERISA Representations........................................... 13

   (S)3.4   Character of Purchasers........................................ 13

SECTION 4.        CONSENT TO RESTRUCTURING
                  TRANSACTIONS AND CLOSING
                  CONDITIONS............................................... 13
   (S)4.1   Opinion of Special Counsel for The Purchasers.................. 13
   (S)4.2   Opinion of Counsel for the Company............................. 14
   (S)4.3   Performance of Obligations..................................... 14
   (S)4.4   Representations True, etc.; Officer's Certificate.............. 14
   (S)4.5   Permitted Investment........................................... 14
   (S)4.6   Proceedings, Instruments, etc.................................. 14
   (S)4.7   Taxes.......................................................... 15
   (S)4.8   No Merger, etc................................................. 15
   (S)4.9   Certain Financial Transactions Prohibited...................... 15
   (S)4.10  Consents and Approvals......................................... 15
   (S)4.11  Other Purchasers............................................... 16
   (S)4.12  Certificate as to Compliance with Covenants.................... 16
   (S)4.13  Accrued Interest............................................... 16
   (S)4.14  Reorganization................................................. 16
   (S)4.15  Closing Date................................................... 16
   (S)4.16  Payment of Legal Fees.......................................... 16

SECTION 5.        EXPENSES................................................. 16

SECTION 6.        CERTAIN SPECIAL RIGHTS................................... 17
   (S)6.1   Home Office Payment............................................ 17
   (S)6.2   Delivery Expenses.............................................. 17
   (S)6.3   Issuance Taxes................................................. 17

SECTION 7.        NOTE PREPAYMENTS......................................... 18
   (S)7.1   Required Prepayments and Payment............................... 18
   (S)7.2   Optional Prepayments........................................... 19
   (S)7.3   Notice of Prepayment........................................... 19
   (S)7.4   Partial Prepayment Pro Rata.................................... 20

SECTION 8.        REGISTRATION, EXCHANGE AND
                  REPLACEMENT OF NOTES..................................... 20
   (S)8.1   Registration................................................... 20
   (S)8.2   Exchange....................................................... 20
   (S)8.3   Replacement.................................................... 20

SECTION 9.           CERTAIN COVENANTS OF THE
                     COMPANY............................................... 21
   (S)9.1   Maintenance of Office.......................................... 21
   (S)9.2   Corporate Existence............................................ 21
   (S)9.3   General Maintenance of Properties and Business, etc............ 22
   (S)9.4   Notice of Certain Events and Conditions........................ 22
   (S)9.5   Inspection..................................................... 23
   (S)9.6   Compliance with Law, etc....................................... 23
   (S)9.7   Payment of Taxes and Claims.................................... 23
   (S)9.8   ERISA.......................................................... 24
   (S)9.9   Transactions with Affiliates................................... 24
   (S)9.10  Current Ratio.................................................. 24
   (S)9.11  Priority Debt.................................................. 24
   (S)9.12  Debt........................................................... 24
   (S)9.13  Consolidated Net Income Before Interest Expense and Taxes...... 24
   (S)9.14  Consolidated Tangible Net Worth................................ 25
   (S)9.15  Limitation on Restricted Payments.............................. 25
   (S)9.16  Consolidation and Merger....................................... 25
   (S)9.17  Sale of Assets................................................. 26
   (S)9.18  Restricted Investments......................................... 26

SECTION 10.       INFORMATION TO BE FURNISHED
                  HOLDERS OF NOTES......................................... 26
   (S)10.1  Financial Statements of the Company............................ 26
   (S)10.2  Other Information.............................................. 28
   (S)10.3  Officer's Certificates......................................... 29
   (S)10.4  Accountants' Certificates...................................... 29

SECTION 11.       DEFAULTS AND REMEDIES.................................... 30
   (S)11.1  Events of Default; Acceleration of Notes....................... 30
   (S)11.2  Default Remedies............................................... 32
   (S)11.3  Notice of Default.............................................. 33
   (S)11.4  Annulment of Acceleration of Note.............................. 33

SECTION 12.       INTERPRETATION OF AGREEMENT AND
                  NOTES.................................................... 34
   (S)12.1  Definitions.................................................... 34
   (S)12.2  Directly or Indirectly......................................... 47
   (S)12.3  Accounting Terms............................................... 47
   (S)12.4  Governing Law.................................................. 47
   (S)12.5  Headings....................................................... 47

   (S)12.6   Independence of Covenants..................................... 47

SECTION 13.        SUBORDINATION........................................... 47
   (S)13.1   Subordination................................................. 47
   (S)13.2   Definitions................................................... 47
   (S)13.3   Payment Blockage.............................................. 50
   (S)13.4   Acceleration Blockage......................................... 50
   (S)13.5   Insolvency.................................................... 50
   (S)13.6   Other Actions for Benefit of Senior Debt...................... 51
   (S)13.7   Subrogation................................................... 51
   (S)13.8   Obligations Unaffected........................................ 52
   (S)13.9   Effect of Bankruptcy or Other Proceedings..................... 52
   (S)13.10  Constructive Trust............................................ 52
   (S)13.11  Revival of Rights............................................. 52

SECTION 14.        MISCELLANEOUS........................................... 52
   (S)14.1   Notices....................................................... 53
   (S)14.2   Survival...................................................... 53
   (S)14.3   Successors and Assigns........................................ 53
   (S)14.4   Amendment and Waiver.......................................... 53
   (S)14.5   Counterparts.................................................. 54
   (S)14.6   Reproduction of Documents..................................... 54

SIGNATURES

SCHEDULE A

SCHEDULE I

SCHEDULE II-A

SCHEDULE II-B

SCHEDULE II-C

SCHEDULE III

EXHIBIT A

EXHIBIT B

EXHIBIT C

EXHIBIT F

                       AMENDED AND RESTATED SUBORDINATED
                            NOTE PURCHASE AGREEMENT

          Re:  $22,000,000 of Amended and Restated 11.28% Subordinated
                            Notes due March 10, 2000


          THIS AMENDED AND RESTATED SUBORDINATED NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of December 23, 1993, is entered into by and among the Noteholders identified on the signature pages hereof (the "Purchasers") and Merisel Americas, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, Softsel Computer Products, Inc., a Delaware corporation and predecessor-in-interest to Merisel, Inc., and the Purchasers entered into that certain Note Purchase Agreement, dated as of March 30, 1990 (the "Original Agreement"), whereby the Purchasers purchased the $22,000,000 of 11.28% Subordinated Notes, Due March 10, 2000 (the "Original Notes");

          WHEREAS, pursuant to that certain First Amendment to Note Purchase Agreement, dated as of April 1, 1991 (the "First Amendment"), that certain Second Amendment to Note Purchase Agreement, dated as of October 30, 1991 (the "Second Amendment"), and that certain Third Amendment to Note Purchase Agreement, dated as of June 22, 1992 (the "Third Amendment"), Merisel, Inc. and the Noteholders made certain amendments to the Original Agreement (the Original Agreement, as amended by the First Amendment, the Second Amendment, and the Third Amendment, is hereafter referred to as the "Existing Agreement");

          WHEREAS, Merisel, Inc. concurrently herewith has completed a corporate reorganization (the "Reorganization") whereby, among other things, Merisel, Inc. transferred to the Company all of Merisel, Inc.'s right, title and interest in and to the properties, assets, contracts, business, and liabilities identified on Schedule A hereto (including, without limitation the capital stock and equity interests in Merisel Canada Inc., Softsel Foreign Sales Corporation, Merisel Latin America, Merisel Mexico S.A. de C.V., Merisel Asia, Inc., Intersell, Inc., and Merisel Pty. Ltd.) (collectively, the "Merisel Transfers") in exchange for all of the Company's issued and outstanding stock, such that the Company becomes a direct, wholly owned Subsidiary of Merisel, Inc., and whereby the Company agreed to assume all of the obligations of Merisel, Inc. with respect to, among other things, the Existing Agreement and the Original Notes;

          WHEREAS, the Reorganization requires the consent of the Noteholders under the terms and conditions of the Existing Agreement and the Noteholders are willing to give such consent subject to the terms and conditions set forth herein; and

          WHEREAS, the Company and the Noteholders desire to amend and restate the Existing Agreement and the Original Notes as set forth herein.

                               A G R E E M E N T
                               - - - - - - - - -

          NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein contained, the parties hereto do hereby amend and restate the Existing Agreement and covenant and agree as follows:

SECTION 1. THE NOTES.

          (S)1.1   Authorization of Notes.  The Company has authorized the
                   ----------------------
issuance for exchange of $22,000,000 in aggregate principal amount of its Amended and Restated 11.28% Subordinated Notes due March 10, 2000, to be dated (except as otherwise set forth in (S)(S) 8.2 and 8.3) the date of original issuance thereof and to be substantially in the form of Exhibit A hereto (the "Notes"). Each Note shall bear interest from the date thereof until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise) at the rate of 11.28% per annum, payable semiannually on each September 10 and March 10 (an "Interest Payment Date"), commencing March 10, 1994, and shall have a stated maturity of March 10, 2000. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Any overdue portion of the principal amount of any Note and premium, if any, and any overdue installment of interest shall bear interest at a rate equal to the lesser of (a) 12.28% per annum or (b) the highest rate permitted by applicable law, until paid. Each Note shall be issued in a denomination of $1,000,000 or more.

          (S)1.2   Exchange of Notes.  In reliance upon the representations and
                   -----------------
warranties of the Purchasers herein, the Company agrees to issue to each Purchaser, and upon and subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein, each Purchaser agrees to accept from the Company, a Note in the aggregate principal amount thereof specified opposite such Purchaser's name in
Schedule I hereto in exchange for the corresponding Original Note theretofore held by that Purchaser as a "Noteholder" thereof. The Notes are to be exchanged and delivered at one closing, to be held on December 17, 1993 at 10:00 a.m., Los Angeles time, or such other date and time as shall be agreed upon by the Purchasers and the Company (such date and time being hereinafter called the "Closing Date"), at the offices of Riordan & McKinzie in Los Angeles, California. On the Closing Date, the

Company will deliver to each Purchaser a Note substantially in the form of Exhibit A hereto dated the Closing Date, in the principal amount specified therefor opposite that Purchaser's name in Schedule I hereto and in that Purchaser's name, or in the name of such nominee as that Purchaser shall have designated by notice to the Company at least five business days prior to the Closing Date. The delivery of such Note to that Purchaser shall be made against payment therefor by concurrent delivery by that Purchaser of the corresponding Original Note.

          If at the Closing the Company shall fail to tender such Notes to the Purchasers as provided above in this (S)1.2, or any of the conditions specified in (S)4 shall not have been fulfilled to the Purchasers' satisfaction, the Purchasers shall, at the Purchasers' election, be relieved of all obligations under this Agreement, without thereby waiving any other rights the Purchasers may have by reason of such failure or such nonfulfillment.

          (S)1.3   Definitions.  Certain capitalized terms used in this
                   -----------
Agreement are defined in (S)12; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to the Schedules and Exhibits attached to this Agreement.

SECTION 2. GENERAL REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          (S)2.1   Capitalization; Subsidiaries.  (a) The authorized capital
                   ----------------------------
stock of the Company consists of 1,000 shares of common stock, $0.01 par value, of which 100 shares are issued and outstanding on the Closing Date. All such outstanding shares have been validly issued and are fully paid, nonassessable shares free of preemptive rights and are held of record by Merisel, Inc. No shares of the common stock are held on the date hereof in the treasury of the Company. The issuance and sale of all such shares have been in full compliance with all applicable federal and state securities laws except as would not have a material adverse effect on the Company or any Subsidiary or on the Company's ability to perform its obligations hereunder or under the Notes. There are no subscriptions, options, warrants or calls relating to the issuance by the Company of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument other than as set forth in the Company Financial Statements or SEC filings described in
(S)2.4(b)(i). There are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of the Company. The common stock of the Company is presently vested with all the voting rights in the Company. Except as contemplated by this Agreement, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.

          (b) The Company has the Subsidiaries set forth on Schedule III hereto.
Schedule III correctly sets forth as to each Subsidiary its name, the jurisdiction of its formation, if a partnership, or incorporation, if a corporation, the parent corporation of such Subsidiary and the value of the investment in such Subsidiary as carried on the books of the Company or such parent corporation. All of the outstanding shares of the capital stock of each class of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and, except as otherwise indicated in Schedule III, are owned, beneficially and of record, by the Company free and clear of any Liens.

          (S)2.2   Organization and Authority.  The Company and its Subsidiaries
                   --------------------------
each:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has all requisite power and authority (corporate and other) to own and operate its properties, to conduct its business as currently conducted and as currently proposed to be conducted, and, in the case of the Company, to execute and deliver this Agreement to offer, issue, sell and deliver the Notes and to perform its obligations under this Agreement and the Notes; and

          (c) has duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the properties owned (or held under lease) by it or the nature of its respective activities makes such qualification necessary except where failure to qualify as a foreign corporation would not have a material adverse effect on the Company or any Subsidiary or on the Company's ability to perform its obligations hereunder or under the Notes.

          (S)2.3   Business.  The Company Financial Statements after giving
                   --------
effect to the Restructuring Transactions contain accurate descriptions of the general nature of the business of the Company and its Subsidiaries, as presently conducted and as presently proposed to be conducted, and the major properties leased by the Company and its Subsidiaries. The Company and its Subsidiaries are not presently engaged in any material line of business not so disclosed and do not own or lease any significant properties not so disclosed.

          (S)2.4   Financial Statements and Other Information; Financial
                   -----------------------------------------------------
Condition.
- ---------
          (a)  The Company has heretofore furnished to the Purchasers copies of (i) an audited consolidated balance sheet of Merisel, Inc. as of December 31, 1992, and related audited consolidated statements of income, cash flow and changes in stockholders' equity for the fiscal year ended on said date accompanied by a report thereon by Deloitte & Touche, Merisel, Inc.'s independent and certified public accountants, (ii) the unaudited consolidated balance sheet of Merisel, Inc. as of September 30, 1993, and related consolidated statements of income, cash flow and changes in stockholders' equity for the fiscal quarter ended on said date, and (iii) the pro forma balance sheet
                                                         --- -----
of the Company based upon Merisel, Inc.'s September 30, 1993 balance sheet and giving effect to the Restructuring Transactions (a copy of which is attached hereto as Exhibit F) (such financial statements, including the notes thereto, being hereinafter called the "Company Financial Statements"). Except as may be stated in any notes thereto and except, in the case of such unaudited financial statements, for the absence of footnotes and subject to year end adjustments, the Company Financial Statements have been prepared in accordance with GAAP consistently applied, present fairly the pertinent results of operations and the financial position of the Company and its Subsidiaries as of the respective dates of the statements of consolidated financial position included therein and the results of operations of the Company and its Subsidiaries for the respective periods covered by the consolidated statements of income, cash flow and changes in Stockholders' equity included therein. Except as fully reflected in the Company Financial Statements after giving effect to the Restructuring Transactions, there are no liabilities or obligations with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be material to the Company or to the Company and its Subsidiaries taken as a whole, except liabilities incurred in the ordinary course of business since September 30, 1993. Except liabilities incurred in the ordinary course of business since September 30, 1993, as of the date hereof the Company does not know of any basis for the assertion against the Company or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the Company Financial Statements after giving effect to the Restructuring Transactions which, either individually or in the aggregate, could be material to the Company or to the Company and its Subsidiaries taken as a whole.

          (b) The Company has delivered to you copies of the documents listed on Schedule II and makes the representations that follow:

          (i) Schedule II-A lists all reports and proxy statements filed by Merisel, Inc. with the SEC since December 31, 1992. As of their respective dates, none of such reports or statements contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading.

          (ii) The reports listed in Schedule II-A, taken together, contain a true and correct description of the business, operations and principal properties of Merisel, Inc. and its Subsidiaries, including the Company and each Subsidiary.

          (iii) Schedule II-B sets forth a correct and complete list and description of all Funded Debt of the Company and each Subsidiary (other than intercompany items), and of any Liens securing such Funded Debt, outstanding, or for which the Company or any Subsidiary has commitments, on the date there stated; and neither the Company nor any Subsidiary is in default with respect to any Funded Debt or any instrument or agreement relating thereto, and no instrument or agreement applicable to or binding on the Company or any of its Subsidiaries contains any restrictions on the incurrence by the Company of additional Funded Debt except the agreements relating to Funded Debt referred to in Schedule II-B.

          (iv) Schedule II-C sets forth a correct and complete list and description of all investments of the Company and its Subsidiaries in Subsidiaries and all material guarantees of the Company and each Subsidiary existing on the date therein stated.

          (S)2.5   No Material Adverse Change.  Since September 30, 1993, there
                   --------------------------
has been no material adverse change in the business, earnings, prospects, properties or condition (financial or otherwise) of the Company or its Subsidiaries as shown on the Company Financial Statements after giving effect to the Restructuring Transactions. Since September 30, 1993, neither the Company nor any Subsidiary has directly or indirectly declared, ordered, paid, made or set apart any sum or property for any Restricted Payment or agreed to do so except in connection with Restructuring Transactions.

          (S)2.6   Licenses, Registrations, etc.  The Company and its
                   ----------------------------
Subsidiaries each owns or possesses, and holds free from default, burdensome restrictions or known conflicts with the rights of others, all licenses, registrations, franchises, permits, copyrights, trademarks, service marks, trade names and patents, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted and as proposed to be conducted.

          (S)2.7   Title to Properties: Leases.  The Company and its
                   ---------------------------
Subsidiaries each has good and indefeasible fee simple title to all its real property, and good and indefeasible title to all its other properties and assets, including all properties reflected on the Company Financial Statements as of September 30, 1993 after giving effect to the Restructuring Transactions, referred to in clause (a) of (S)2.4, as well as to the properties acquired since said date (except property disposed of since said date in the ordinary course of business). The Company and its Subsidiaries each has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing property. All such material leases are valid, subsisting and in full force and effect and the Company is not in default of such leases.

          (S)2.8   Compliance with Other Instruments. etc. Neither the Company
                   ---------------------------------
nor any Subsidiary is (a) in violation of any term of its charter or by-laws or
(b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under, (i) any evidence of Indebtedness or any instrument or agreement under or pursuant to which any evidence of Indebtedness has been issued or (ii) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected where such default would have a material adverse impact on the Company or any Subsidiary or on the Company's ability to perform its obligations hereunder or under the Notes. Neither the Company nor any Subsidiary has defaulted in, nor has it failed to make at the time contemplated, payment of any principal of, or premium or interest on, any Indebtedness for Money Borrowed. Neither the execution, delivery or performance of this Agreement, nor the offer, issuance, sale, delivery or performance of the Notes, does or will (A) conflict with or violate the charter or by-laws of the Company or any Subsidiary, (B) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of (or impose any obligation on the Company or any Subsidiary to create) any Lien on any of the properties or assets of the Company or any Subsidiary pursuant to the terms of, any evidence of Indebtedness, or any instrument or agreement under or pursuant to which any evidence of Indebtedness has been issued, or any other material instrument or agreement to which the Company or any Subsidiary is a party or by which it is bound, or (C) require the consent of or other action by any trustee or any creditor of, any lessor to or any investor in the Company or any Subsidiary.

          (S)2.9   No Materially Adverse Contracts. etc.  Neither the Company
                   ------------------------------------
nor any Subsidiary is a party to or bound by (nor are any of its properties affected by) any contract or agreement, or subject to any order, writ, injunction or decree or other action of any court or any governmental department, commission, bureau, board or other administrative agency or official, or any charter or other corporate or contractual restriction, which materially and adversely affects, or in the future may (so far as the Company can now foresee) materially and adversely affect, the business, earnings, prospects, properties or condition (financial or otherwise) of the Company or any Subsidiary.

          (S)2.10  Compliance with Law. etc.  The Company and its Subsidiaries
                   ------------------------
each is in compliance with all statutes, laws and ordinances, all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect the business, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries. Neither the execution, delivery or performance of this Agreement nor the offer, issuance, sale, delivery or performance of the Notes does or will cause the Company or any Subsidiary to be in violation of any statute, law or ordinance, or any order, rule or regulation of any federal, state, county, municipal or other governmental or public authority or agency or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or government authority which is applicable to the Company or any of its Subsidiaries.

          (S)2.11  Compliance with ERISA; No Multiemployer Plans.
                   ---------------------------------------------
          (a) The acquisition of the Notes by the Purchasers does not and will not constitute a "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in (S)3.3 of this Agreement as to the source of the funds used to pay the Purchase Price of the Notes purchased by that Purchaser.

          (b) The Company has delivered to the Purchasers a complete and correct list of all Plans maintained by the Company or any of its Subsidiaries or ERISA Affiliates. Each Plan is in substantial compliance with ERISA. No Pension Plan has an accumulated funding deficiency (within the meaning of Section 412 of the Code), whether or not waived. No proceedings have been instituted by the PBGC to terminate any Pension Plan. Except for liabilities to make contributions and to pay PBGC premiums and administrative costs, neither the Company nor any ERISA Affiliate has incurred any material liability to or on account of any Plan under ERISA, and no condition exists which presents a material risk to the Company or any ERISA Affiliate of incurring such a liability. Neither the Company nor any ERISA Affiliate is obligated to contribute to any Multiemployer Plan, and neither the Company nor any ERISA Affiliate has maintained, contributed to or been obligated to contribute to any Multiemployer Plan at any time within the preceding five (5) years. The Company and its Subsidiaries each have made all contributions to the Plans required to be made by them.

          (S)2.12  Pending Litigation, etc.  There is no action at law, suit in
                   -----------------------
equity or other proceeding or investigation (whether or not purportedly on behalf of the Company or any Subsidiary) in any court or by or before any other governmental or public authority or agency or any arbitrator or arbitration panel, pending or, to the best knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties that, either individually or in the aggregate, (a) could materially adversely affect the business, earnings, prospects, properties or condition (financial or otherwise) of the Company or any Subsidiary or (b) could question the legality, validity or enforceability of (i) this Agreement or the Notes or (ii) the Restructuring Transactions. Neither the Company nor any Subsidiary is in default with respect to any order, writ, injunction, judgment or decree of any court or other governmental or public authority or agency or arbitrator or arbitration panel. Except for collection matters in which the

Company is plaintiff, there is no litigation in which the Company or any Subsidiary is currently involved.

          (S)2.13  Taxes.  All federal, state and other tax returns of the
                   -----
Company and its Subsidiaries required by law to be filed have been duly filed, and all federal, state and other taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their properties, incomes or assets that are due and payable have been paid except for such taxes, assessments, fees or other government charges the validity of which is being contested in good faith and for which a reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made. No extensions of the time for the assessment of deficiencies have been granted by the Company or any Subsidiary. There are no material Liens on any properties or assets of the Company or any Subsidiary imposed or arising as a result of the delinquent payment or the non-payment of any tax, assessment, fee or other governmental charge. Federal income tax returns for the Company and its Subsidiaries have been audited by the Internal Revenue Service or the applicable statutes of limitation with respect to such tax obligations have expired through the fiscal year ended December 31, 1988 and all prior fiscal years. The charges, accruals and reserves, if any, on the books of the Company and its Subsidiaries in respect of federal, state and local corporate franchise and income taxes for all fiscal periods to date are adequate, and the Company does not know of any additional unpaid material assessments for such periods or of any basis therefor. There are no applicable taxes, fees or other governmental charges payable by the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the offer, issuance, sale and delivery of the Notes by the Company.

          (S)2.14  Holding Company Act; Investment Company Act.  (a)  Neither
                   -------------------------------------------
the Company nor any Subsidiary is a "public utility company" or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended.

          (b) Neither the Company nor any Subsidiary is an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is an "investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended.

          (S)2.15  No Foreign Assets Control Regulation Violation.  None of the
                   ----------------------------------------------
transactions contemplated by this Agreement will result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended (including, without limitation, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulation, the South African Transactions Regulations, the Libyan Sanctions Regulations and the Soviet Gold Coin Regulations contained in said Chapter V), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor, nor will the proceeds of the Notes be used by the Company in a manner that would violate any thereof.

          (S)2.16  No Margin Regulation Violation.  None of the transactions
                   ------------------------------
contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulation G (12 C.F.R., Part
207), as amended, Regulation T (12 C.F.R., Part 220), as amended, or any other regulation of the Board of Governors of the Federal Reserve System. The proceeds of the sale of the Original Notes and the Notes were not used and will not be used to purchase any "margin securities" within the meaning of such Regulation G.

          (S)2.17  Consents, etc.  Except as have been made or received, no
                   -------------
prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to (a) any federal, state or local governmental or public authority or agency, or (b) any stockholder, creditor, lessor or other non-governmental person, is required for (i) the valid execution, delivery and performance of this Agreement by the Company, (ii) the valid offer, issuance, sale, delivery and performance of the Notes by the Company, or (iii) the consummation of the Restructuring Transactions, except those of which the failure to make or receive would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. No consent, approval or authorization of, declaration or filing with, or notice to, any federal, state or local governmental or public authority or agency on the part of the Company or any Subsidiary is necessary for the continued conduct by the Company or any Subsidiary of its business as now conducted or as proposed to be conducted, except for routine corporate filings all of which have been or will be duly and properly obtained and are or will be in full force and effect on the Closing Date.

          (S)2.18  No Event of Default.  No event has occurred and is
                   -------------------
continuing, and no condition exists, that, if the Notes had been issued and were outstanding on the date hereof, would constitute a Default or an Event of Default.

          (S)2.19  Full Disclosure.  Neither this Agreement, the Notes or the
                   ----------------
Company Financial Statements nor any certificate, report, statement or other writing furnished to the Purchasers by or on behalf of the Company in connection with the negotiation of this Agreement and the sale of the Notes contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Any projections and pro forma financial information contained in this Agreement, the Notes or the Company Financial Statements, or any such certificate, statement or other writing are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to the Company that has not been disclosed to the Purchasers in writing that (a) materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, earnings, prospects, properties, operations or condition (financial or otherwise) of the Company or any Subsidiary or (b) adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the ability of the Company to perform its obligations under this Agreement and the Notes.

          (S)2.20  Validity of Agreement and Notes.  This Agreement has been
                   --------------------------------
duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally or the availability of equitable remedies. Upon receipt by the Company of the corresponding Original Notes as payment for the Notes as provided in this Agreement, the Notes will have been duly issued and will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally or the availability of equitable remedies.

          (S)2.21  Solvency.  The Company is and, immediately after giving
                   ---------
effect to the issue and sale of the Notes and the consummation of the other transactions contemplated by this Agreement, will be, Solvent.

          For purposes of this (S)2.21, the term "Solvent" shall mean, with
                                                  -------
respect to any Person, that:

          (a) the assets of such Person, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person;

          (b) based on current projections, which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect such Person's judgment based on present circumstances of the most likely set of conditions and such Person's most likely course of action for the period projected, such Person believes it has sufficient cash flow to enable it to pay its debts as they mature; and

          (c) such Person does not have an unreasonably small capital with which to engage in its anticipated business.

          For purposes of this (S)2.21, the "fair valuation" of the assets of any Person shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

          (S)2.22  Compliance With Environmental Laws.  The Company and its
                   -----------------------------------
Subsidiaries are in compliance with all applicable statutes, rules, regulations and orders of all governmental authorities relating to environmental protection and pollution control, with respect to the conduct of their respective businesses and the ownership of their respective properties, except where such failure to comply will not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, of the Company or any Subsidiary.

          (S)2.23  Broker's or Finder's Commissions.  No broker's or finder's
                   ---------------------------------
placement fee or commission will be payable by the Company with respect to the issue of the Notes, or any of the transactions contemplated hereby. The Company will hold the Purchasers harmless from any claim, demand or liability for broker's or finder's placement fees or commissions (other than any such fees or commissions payable by or to the Purchasers) whether or not payable by the Company alleged to have been incurred in connection with this transaction.

          (S)2.24  Insurance.  The Company and its Subsidiaries have, with
                   ----------
respect to the properties and business of the Company and its Subsidiaries, with financially sound and reputable insurers, insurance against such casualties and contingencies of such types and in such amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

SECTION 3.       SECURITIES ACT AND ERISA REPRESENTATIONS.

          (S)3.1   Offerees.  The Company agrees that it will not, and that it
                   ---------
will use its best efforts to cause any agent on behalf of it to not, sell or offer any of the Notes or any similar securities to, or solicit offers to buy any thereof from, or otherwise approach or negotiate in respect thereof with, any other Person or Persons whomsoever, or take any other action, so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act or the provisions of any state securities law requiring registration of securities, notification of the issuance and sale thereof or confirmation of the availability of any exemption from registration thereof, PROVIDED, HOWEVER THAT THE COMPANY MAY FILE FORM 20 WITH THE ONTARIO SECURITIES
- -----------------
COMMISSION WITHIN 10 DAYS OF THE CLOSING DATE.

          (S)3.2   Investment Intent, etc.  This Agreement is made with each of
                   -----------------------
the Purchasers in reliance upon such Purchaser's representation to the Company, which by such Purchaser's execution hereof such Purchaser confirms, that such Purchaser is purchasing the Notes to be purchased by it hereunder for its own account for investment and not with a view to the distribution thereof, and that such Purchaser has no present intention of distributing any of the same; provided, however, that the disposition of such Purchaser's property shall be at
- -----------------
all times within such Purchaser's own control, and that its right to sell or otherwise dispose of all or any part of the Notes purchased by it pursuant to an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act shall not be prejudiced. The Company and the Purchasers each acknowledges that the Notes are securities (as defined in the Securities Act and the Exchange Act).

          (S)3.3   ERISA Representations.  Each of the Purchasers represents
                   ----------------------
that no part of the purchase price for the Note to be purchased by it will be drawn from the assets of any separate account (within the meaning of Section 3(17) of ERISA) maintained by it in which any Plan maintained by the Company or any ERISA Affiliate has any interest, all of which Plans are identified in the list referred to in (S)2.11(b) of this Agreement. The Company acknowledges that the foregoing representation is made in reliance upon, and subject to the accuracy of, the above-mentioned list of Plans supplied by the Company.

          (S)3.4   Character of Purchasers.  Each of the Purchasers further
                   ------------------------
represents that (i) it is an Institutional Investor, (ii) it has had an opportunity to investigate the business and financial condition of the Company and to obtain such information as it requires from the Company's officers and directors and (iii) it is domiciled in the state included in its address for notices set forth in Schedule I.

SECTION 4.         CONSENT TO RESTRUCTURING TRANSACTIONS AND CLOSING
                   CONDITIONS.

          Subject to the following sentence and effective as of the Closing Date, the Noteholders hereby consent as to the Restructuring Transactions. The Noteholders' consent to the Restructuring Transactions and the Purchasers' obligation to purchase the Notes against payment therefor by concurrent delivery of the Original Notes on the Closing Date shall be subject to the satisfaction, prior to or concurrently with such purchase and payment, of the following conditions:

          (S)4.1   Opinion of Special Counsel for The Purchasers.  The
                   ---------------------------------------------
Purchasers shall have received from Brobeck, Phleger & Harrison, Los Angeles, California, who are acting as special counsel for the Purchasers in connection with the transactions contemplated by this Agreement, an opinion, dated the Closing Date, in form and substance satisfactory to the Purchasers, to the effect specified in Exhibit B hereto.

          (S)4.2   Opinion of Counsel for the Company.  The Purchasers shall
                   -----------------------------------
have received from Riordan and McKinzie, counsel for the Company, an opinion dated the Closing Date, in form and substance satisfactory to the Purchasers and their special counsel, to the effect specified in Exhibit C hereto.

          (S)4.3   Performance of Obligations.  The Company shall have performed
                   ---------------------------
all its obligations to be performed hereunder prior to or on the Closing Date, and each of the Purchasers shall have received an Officer's Certificate from the Company, dated the Closing Date, to such effect.

          (S)4.4   Representations True, etc.; Officer's Certificate. The
                   --------------------------------------------------
representations and warranties of the Company in (S)(S)2 and 3 shall be true on and as of the Closing Date with the same effect as if made on and as of the Closing Date. There shall exist on the Closing Date no Event of Default and no condition or event which, with notice or lapse of time, would constitute an Event of Default if the Notes had been outstanding at all times from and after the date hereof, and all agreements and conditions to be performed or satisfied by the Company hereunder on or before the Closing Date shall have been duly performed or satisfied. The Company shall have delivered to each of the Purchasers an Officer's Certificate, dated the Closing Date, to such effect.

          (S)4.5   Permitted Investment.  On the Closing Date each Purchaser's
                   ---------------------
purchase of Notes shall be permitted by the laws and regulations of each jurisdiction to which that Purchaser is subject, and, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by life insurance companies without restriction as to the character of the particular investment, shall not subject that Purchaser to any penalty or, in that Purchaser's reasonable judgment, other onerous condition under or pursuant to any such law or regulation. The Company shall have delivered to each Purchaser, if requested, such evidence or information as that Purchaser may reasonably request to enable it to determine whether such purchase is so permitted.

          (S)4.6   Proceedings, Instruments, etc.  All proceedings and actions
                   ------------------------------
taken on or prior to the Closing Date in connection with the transactions contemplated by this Agreement, and all instruments incident thereto, shall be in form and substance satisfactory to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received copies of all documents that any of them may reasonably request in connection with such proceedings, actions and transactions, including, without limitation, the following:

          (a)      Certified copies of the charter and bylaws of the Company;

          (b) Certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Notes and the other documents provided for in this Agreement;

          (c) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign this Agreement, the Notes and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer;

          (d) copies of court documents, certifications and evidence of the correctness of the representations and warranties contained herein and certifications and evidence of the compliance with the terms and the fulfillment of the conditions of this Agreement, in form and substance satisfactory to the Purchasers and their special counsel;

          (e) certified, true and correct copies of the NationsBank Credit Agreement and the Revolving Credit Agreement, in form and substance satisfactory to the Purchasers and their special counsel; and

          (f) copies of the documents effecting the Reorganization, in form and substance satisfactory to the Purchasers and their special counsel.

          (S)4.7   Taxes.  All taxes, fees and other charges due in connection
                   ------
with the issue and sale of the Notes shall have been paid in full by the Company.

          (S)4.8   No Merger, etc.  The Company shall not have consolidated or
                   --------------
merged with, or sold, leased or otherwise disposed of its properties as an entirety or substantially as an entirety to, any Person.

          (S)4.9   Certain Financial Transactions Prohibited.  The Company
                   -----------------------------------------
shall not have taken any action which would have been prohibited by (S)(S)9.15, 9.16, 9.17 or 9.18 if said Sections had been binding and effective at all times after December 31, 1992.

          (S)4.10  Consents and Approvals.  The Company shall have delivered to
                   ----------------------
each Purchaser an Officer's Certificate, dated the Closing Date, listing any consents, waivers, approvals, authorizations, registrations, filings and notifications of the character referred to in (S)2.17 which are necessary, to which shall be attached evidence, satisfactory to the Purchasers, that the same have been obtained or made and are in full force and effect, or stating that none is necessary.

          (S)4.11  Other Purchasers.  Each of the Purchasers shall have
                   ----------------
received, in exchange for the corresponding Original Note, the Note to be issued to such Purchaser by the Company.

          (S)4.12  Certificate as to Compliance with Covenants. Each Purchaser
                    -------------------------------------------
shall have received a certificate, dated as of the Closing Date and executed by the chief financial officer of the Company, detailing the calculations by which the Company has determined that it is in compliance with the financial covenants contained herein which are applicable as of the Closing Date.

          (S)4.13  Accrued Interest.  Each of the Noteholders shall have
                   ----------------
received an amount equal to all interest accrued on that Noteholder's Original Note(s) prior to the Closing Date pursuant to the Existing Agreement and remaining unpaid as of the Closing Date.

          (S)4.14  Reorganization.  Merisel, Inc. shall have completed the
                   --------------
Reorganization, including the Merisel Transfers, in a manner satisfactory to the Noteholders.

          (S)4.15  Closing Date.  The Closing Date shall occur on or before
                   ------------
December 31, 1993.

          (S)4.16  Payment of Legal Fees.  The Company shall have paid the
                   ---------------------
disbursements and fees of Brobeck, Phleger & Harrison provided in (S)5(b).

SECTION 5. EXPENSES.

          Whether or not the Notes shall be sold or this Agreement shall be terminated, the Company will pay, and will save the Purchasers harmless against liability for, all reasonable costs and expenses relating to this Agreement and the Notes, and to any modification, amendment, alteration or enforcement of this Agreement or the Notes (whether or not the same shall have come into effect), including, without limitation:

          (a) the cost of preparing and reproducing this Agreement and the Notes;

          (b) the disbursements and reasonable fees of Brobeck, Phleger & Harrison (an invoice for such fees and disbursements of special counsel will be delivered on or prior to the Closing Date and the Company will pay such invoice on the Closing Date and, with respect to any subsequent invoice delivered after the Closing Date for fees and disbursements not yet posted on the Closing Date, the Company will pay such invoice promptly upon its receipt);

          (c) the cost of delivering to each Purchaser's home office, insured to its reasonable satisfaction, the Note purchased by that Purchaser on the Closing Date; and

          (d) all reasonable costs and expenses (including, without limitation, reasonable legal fees and disbursements) relating to any modifications, amendments, waivers or consents involving the provisions hereof or of the Notes, or relating to the enforcement of this Agreement or the Notes.

          The obligations of the Company under this (S)5 shall survive the payment of the Notes and the termination of this Agreement.


SECTION 6. CERTAIN SPECIAL RIGHTS.

          (S)6.1   Home Office Payment.  Notwithstanding any provision to the
                   -------------------
contrary in this Agreement or the Notes, the Company will punctually pay in immediately available funds all amounts payable to each Purchaser with respect to any Notes held by that Purchaser or its nominee in the manner and at the address for such purpose specified below its name in Schedule I hereto, or at any other address as that Purchaser may from time to time direct in writing, without the necessity for any presentation or surrender thereof or any notation of such payment thereon; provided, however, that as promptly as practicable
                         -----------------
after the payment or prepayment in whole of any Note held by that Purchaser or its nominee and receipt by that Purchaser of a written request from the Company to surrender such Note to the Company for cancellation, that Purchaser will surrender such

Note at the office of the Company maintained pursuant to (S)9.1. Each of the Purchasers agrees that if it sells, assigns or transfers any Note, such sale, assignment or transfer shall only be made to an Institutional Investor and it will, prior to any such sale, assignment or transfer, either make a proper notation thereon of the amount of principal paid thereon as of the date of such sale, assignment or transfer and promptly notify the Company of the name and address of the holder of such Note or surrender such Note in exchange for a new Note or Notes pursuant to (S)8.2.

          (S)6.2   Delivery Expenses.  If any Noteholder shall surrender any
                   -----------------
Note to the Company pursuant to this Agreement, or if the Company shall issue any new Note pursuant to this Agreement, the Company will pay all reasonable costs and expenses of delivery of the surrendered Note and any Note or Notes issued in exchange or replacement for, or on registration of transfer of, the surrendered Note or any such new Note, as the case may be, in each case insured to that Noteholder's reasonable satisfaction.

          (S)6.3  Issuance Taxes.  The Company will pay all taxes in connection
                  --------------
with the execution and delivery of this Agreement, the issuance and sale of the Notes and any modification of this Agreement or the Notes and will save the Purchasers and any subsequent holders of Notes harmless, without limitation as to time, against any and all liabilities (including, without limitation, any interest or penalty for nonpayment or delay in payment, or any income taxes paid by the Purchasers in connection with any such reimbursement by the Company) with respect to all such taxes. The obligations of the Company under this (S)6.3 shall survive the payment of the Notes and the termination of this Agreement.


SECTION 7. NOTE PREPAYMENTS.

          (S)7.1   Required Prepayments and Payment.
                   --------------------------------
          (a)      Installments of Principal.  The Company will, without notice,
                   -------------------------
prepay or pay, without premium, $4,400,000 aggregate principal amount of the Notes on March 10, 1996 and on each March 10 thereafter to and including March 10, 1999, together, in each case, with interest accrued on the amount to be prepaid to the date of prepayment or payment. Notwithstanding anything contained in this (S)7.1, on the maturity date of the Notes, all amounts outstanding with respect to the Notes shall be due and payable on such maturity date.

          (b)      Change of Control.  Within 90 days of a Change of Control
                   -----------------
(other than in connection with the Reorganization), each Noteholder has the right to notify the

Company to pay all or a portion of the aggregate principal amount of the Notes held by such Noteholder as of a date occurring not more than 30 days following such notice and the Company shall pay on such date such principal amount, without premium, together with interest accrued on the amount to be prepaid to the date of prepayment unless (i) such date occurs during any (S)7.1(b) Blockage Period with respect to a (S)7.1(b) Senior Financial Covenant Default or
(S)7.1(b) Senior Payment Default or (ii) such payment would create, or immediately following such payment there would exist, a (S)7.1(b) Senior Financial Covenant Default or (S)7.1(b) Senior Payment Default, whereupon the Company shall make such payment on the earliest date on which neither of the events or circumstances described in the foregoing clauses (i) and (ii) have occurred or would occur. "Change of Control" means that any one Person alone or together with its Affiliates directly or indirectly through one or more intermediaries gains control of more than 50% of the outstanding Voting Stock of the Company.

          For purposes of this (S)7.1(b), the following terms shall have the following meanings:

          "(S)7.1(b) Blockage Period" means (i) in the case of a (S)7.1.(b)
           -------------------------
Senior Payment Default, as to which the holder of the respective (S)7.1(b) Senior Debt shall have delivered a Blockage Notice to the Company within thirty days following such (S)7.1(b) Senior Payment Default, the period commencing on the occurrence of such (S)7.1(b) Senior Payment Default and ending on the date such (S)7.1(b) Senior Payment Default is cured or waived and (ii) in the case of any (S)7.1(b) Senior Financial Covenant Default, as to which the holder of the respective (S)7.1(b) Senior Debt shall have delivered a Blockage Notice to the Company within 150 days following such (S)7.1(b) Senior Financial Covenant Default, the period commencing on the occurrence of such (S)7.1(b) Senior Financial Covenant Default and ending on the date such (S)7.1(b) Senior Financial Covenant Default is cured or waived.

          "(S)7.1(b) Senior Financial Covenant Default" means any default with
           -------------------------------------------
respect to any financial test or financial ratio under either the Revolving Credit Agreement or the Senior Note Purchase Agreement which in accordance with the terms and provisions of the Revolving Credit Agreement or the Senior Note Purchase Agreement, respectively, allows the holder or holders of the debt issued thereunder to accelerate the maturity thereof.

          "(S)7.1(b) Senior Debt" means any Senior Debt owed by the Company
           ---------------------
under the Senior Note Purchase Agreement and any Senior Debt owed by the Company to the Lenders under the Revolving Credit Agreement.

          "(S)7.1(b) Senior Payment Default" means any default in the payment on
           --------------------------------
account of (S)7.1(b) Senior Debt when due.

          "Revolving Credit Agreement" has the meaning set forth in (S)13.2.
           --------------------------

          "Senior Note Purchase Agreement" has the meaning set forth in (S)13.2.
           ------------------------------


          (S)7.2   Optional Prepayments.  In addition to the prepayments
                   --------------------
required by (S)7.1, upon the terms and subject to the conditions hereinafter set forth, the Company may, at its option, upon notice as provided in (S)7.3, prepay the Notes at any time, in whole or in any part equal to $1,000,000 or more, at a prepayment price equal to the aggregate principal amount so to be prepaid, together with interest accrued on the amount to be prepaid to the date fixed for prepayment, plus a premium equal to the Make-Whole Amount. Any such prepayment shall be applied pro rata to the payment of the Notes at maturity and the prepayments required under (S)7.1.

          (S)7.3   Notice of Prepayment.  Notice of any prepayment of Notes
                   --------------------
pursuant to (S)7.2 shall be given to each Noteholder not less than 30 or more than 60 days before the date fixed for prepayment (the "Optional Prepayment Date") and shall be accompanied by an Officer's Certificate stating (a) the Optional Prepayment Date, (b) the aggregate principal amount of Notes to be prepaid on such Optional Prepayment Date, (c) the principal amount of Notes held by each such holder to be prepaid on such Optional Prepayment Date, and (d) the amount of accrued interest applicable to such prepayment, (e) the premium, if any, applicable to such prepayment. Notice of prepayment having been so given, the aggregate principal amount of Notes specified in such notice, together with the premium, if any, and accrued interest thereon, shall become due and payable on such Optional Prepayment Date.

          (S)7.4   Partial Prepayment Pro Rata.  The aggregate principal amount
                   ---------------------------
of each partial prepayment of Notes pursuant to (S)7.1 or (S)7.2 shall be allocated among the holders of such Notes then outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of Notes then held thereby, with adjustments, to the extent practicable, to compensate for any prior prepayments not made in exactly such proportion.


SECTION 8. REGISTRATION, EXCHANGE AND REPLACEMENT OF NOTES.

          (S)8.1   Registration.  The Notes issuable under this Agreement shall
                   ------------
be registered Notes. The Company will keep, at its office required to be maintained pursuant to (S)9.1, books for the registration and registration of transfer of Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

          (S)8.2   Exchange.  Any Noteholder, at its option, may in person or by
                   --------
duly authorized attorney surrender its Note for exchange at the office of the Company maintained pursuant to (S)9.1 and promptly thereafter and at the Company's expense, except as provided below, receive in exchange therefor a new Note or Notes, as the case may be, each in the denomination requested by such Noteholder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such Noteholder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Subject to (S)9.1, the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge imposed in respect of any transfer involved in such exchange.

          (S)8.3   Replacement.  Upon receipt by the Company of evidence
                   -----------
reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; provided, however, that
                                                         -----------------
if the holder of such Note is the original purchaser of the Notes listed on
Schedule I hereto or any Institutional Investor with stated capital and surplus in excess of $100,000,000, such holder's own agreement of indemnity shall be deemed to be satisfactory; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.


SECTION 9. CERTAIN COVENANTS OF THE COMPANY.

          The Company covenants and agrees that so long as any Notes shall remain outstanding:

          (S)9.1   Maintenance of Office.  The Company will maintain at its
                   ---------------------
office located at its address for notices pursuant to (S)14.1 an office where notices, presentations and demands in respect of this Agreement and the Notes may be given to and made upon it; provided, however, that it may, upon 15
                                  -----------------
business days' prior written notice to the holders of the Notes, move such office to any other location within the continental boundaries of the United States of America. The Company hereby agrees that it will pay, and will save any holder of a Note harmless against liability for, any stamp or other tax or governmental charge imposed in respect of any transfer of a Note made at a time when the books for the registration and registration of transfer of Notes are maintained at an office outside the State of California, to the extent that such tax or charge exceeds the amount that would have been payable had said books been maintained in the State of California. Said obligation of the Company shall survive the payment or prepayment of the Notes and the termination of this Agreement.

          (S)9.2   Corporate Existence.  The Company, and each of its
                   -------------------
Subsidiaries, will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a corporation and will not liquidate or dissolve, and it will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification, to do business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification except where failure to do so would not have a material adverse effect on the Company or any Subsidiary or on the Company's ability to perform its obligations hereunder or under the Notes; provided, however, that this (S)9.2 shall not be deemed to prohibit any
       -----------------
transaction permitted by (S)9.16.

          (S)9.3   General Maintenance of Properties and Business, etc.  The
                   ----------------------------------------------------
Company, and each of its Subsidiaries, will:

          (a) maintain its property in good condition and make all reasonable and necessary renewals, replacements, additions, betterments and improvements thereof and thereto, so that the business carried on in connection therewith may be conducted properly at all times;

          (b) maintain or cause to be maintained, with financially sound insurers of nationally recognized stature and responsibility, insurance with respect to its property and business of such a nature, with such terms and in such amounts, as is customary in the case of corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against and for by such corporations, and carry or cause to be carried, with such insurers in customary amounts, such other insurance, including public liability insurance, as is usually carried by such corporations;

          (c) keep proper books of record and accounts in which entries will be made of its business transactions in accordance with and to the extent required by generally accepted accounting principles;

          (d) set aside on its books from its earnings for each fiscal year, in amounts deemed adequate in the reasonable opinion of the Company, all proper accruals and reserves which, in accordance with generally accepted accounting principles, should be set aside from such earnings in connection with its business, including reserves for depreciation, obsolescence and/or amortization and accruals for taxes based on or measured by income or profits and for all other taxes; and

          (e) continue to operate in the same primary business in which it currently operates as described in the Company Financial Statements after giving effect to the Restructuring Transactions.

          (S)9.4   Notice of Certain Events and Conditions.  The Company will
                   ---------------------------------------
give prompt written notice to each Noteholder of any event of default (or any event which with notice or lapse of time or both would constitute an event of default) under any evidence of Indebtedness (including the Notes) in an aggregate amount of $2,000,000 or more of the Company or any Subsidiary or under any indenture, mortgage or other agreement or instrument relating to any such evidence of Indebtedness (including this Agreement) or under any other agreement or instrument relating to preferred stock of the Company or Subsidiary or under any capitalized lease the original principal amount of which exceeds $2,000,000 for or in respect of which the Company or any Subsidiary may be liable.

          (S)9.5   Inspection.  The Company and each of its Subsidiaries will
                   ----------
permit any Institutional Investor Noteholder, by its representatives, agents or attorneys, to examine all books of account, records, reports and other papers of the Company and its Subsidiaries, to make copies and take extracts from any thereof, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective officers and independent certified public accountants (and by this provision the Company hereby authorizes said accountants to discuss with any such holder the finances and accounts of the Company and its Subsidiaries) and to visit and inspect, upon reasonable notice, at reasonable times during normal business hours the properties of the Company or any Subsidiary. Each such inspection shall be at the expense of the Person making the inspection, unless such inspection shall be made during the continuance of an Event of Default (in which event, the expense of such inspection shall be borne by the Company). Notwithstanding the foregoing sentence, it is understood and agreed by the Company that all expenses incurred by the Company, any officers and employees thereof and the independent certified public accountants therefor in connection with any such inspection shall be expenses payable by the Company and shall not be expenses of the Person making the inspection.

          (S)9.6   Compliance with Law, etc.  Neither the Company nor any
                   ------------------------
Subsidiary will (a) violate any laws, ordinances, governmental rules or regulations to which it is or may become subject or (b) fail to obtain or maintain any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or the conduct of its business, in either case where such failure would have a material adverse effect on the Company or any Subsidiary or on the Company's ability to perform its obligations hereunder or under the Notes.

          (S)9.7   Payment of Taxes and Claims.  The Company, and each of its
                   ---------------------------
Subsidiaries, will pay and discharge promptly when due:

          (a) all taxes, assessments and governmental charges and levies payable by it which are imposed upon it, its income or profits or any of its properties, before the same shall become delinquent; and

          (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals that, if unpaid, might by law become a Lien upon any of its property;

provided, however, that none of the foregoing need be paid while the same is
- -----------------
being contested in good faith by appropriate proceedings diligently conducted so long as adequate reserves shall have been established in accordance with generally accepted accounting principles with respect thereto, title of the Company or its Subsidiary, as the case may be, to the particular property shall not be divested thereby and its right to use the particular property shall not be materially adversely affected thereby.

          (S)9.8   ERISA.  (a) The Company and the ERISA Affiliates each will
                   -----
take and fulfill all actions necessary to continue, and will continue, any and each Plan in substantial compliance with applicable requirements of ERISA and the Code, in each case as in effect at the time, until the Plan is terminated, and the liabilities thereof discharged, in accordance with applicable law.

          (b) Neither the Company nor any ERISA Affiliate will suffer or permit any accumulated funding deficiency (within the meaning of Section 412 of the Code) with respect to any Pension Plans which deficiency could materially adversely affect the business, earnings, prospects, properties or condition (financial or otherwise) of the Company.

          (S)9.9   Transactions with Affiliates.  Neither the Company nor any
                   ----------------------------
Subsidiary will enter into any transaction (including, without limitation, the purchase, sale or exchange of any property, the rendering of any services or the payment of management fees) with any Affiliate, except pursuant to the reasonable requirements of the business of the Company and its Subsidiaries, and in good faith and upon commercially reasonable terms that are no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

          (S)9.10  Current Ratio.  The ratio of Consolidated Current Assets to
                   -------------
Consolidated Current Liabilities will not at any time be less than 1.4 to 1.

          (S)9.11  Priority Debt.  Neither the Company nor any Subsidiary shall
                   -------------
incur any additional Priority Debt unless, after giving effect thereto, the sum of (i) Consolidated Priority Debt plus (ii) all Accounts Payable of the Company and its Subsidiaries which are secured by a Lien on any assets of such Persons would be less than 50% of the sum of Consolidated Inventories plus Consolidated Accounts Receivable.

          (S)9.12  Debt.  Neither the Company nor any Subsidiary shall incur any
                   ----
additional Debt (a) during any Blockage Period unless such additional Debt is Designated Senior Debt or is Debt owed to any Lender and is permitted under
(S)9.11 and (b) unless, after giving effect thereto, the sum of (i) Consolidated Debt plus (ii) all Accounts Payable of the Company and its Subsidiaries which are secured by a Lien on any assets of such Persons would be less than 66-2/3% of Consolidated Net Tangible Assets.

          (S)9.13  Consolidated Net Income Before Interest Expense and Taxes.
                   ---------------------------------------------------------
The ratio of Consolidated Net Income Before Interest Expense and Taxes to Consolidated Interest Expense for any fiscal quarter will not be less than 1.5 to 1.

          (S)9.14  Consolidated Tangible Net Worth.  Consolidated Tangible Net
                   -------------------------------
Worth as of any date will not be less than the sum of (a) 25% of the Consolidated Net Income for the period from and after January 1, 1994, to the end of the last preceding fiscal quarter plus (b) $73,000,000.

          (S)9.15  Limitation on Restricted Payments .  Neither the Company nor
                   ---------------------------------
any Subsidiary will at any time, directly or indirectly, declare, make or pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid, any Restricted Payment unless immediately thereafter and after giving effect thereto, (i) the aggregate amount applied to (x) all such Restricted Payments for the period subsequent to January 1, 1994, shall be less than an amount equal to the sum of (l) $5,000,000, plus (2) 75% of Consolidated Net Income for the period subsequent to January 1, 1994, through the end of the then most recently completed fiscal quarter of the Company (or if Consolidated Net Income for such period is a loss, minus 100% of Consolidated Net Income for such period), plus (3) 100% of the net proceeds to the Company arising from the issuance and sale of any shares of its capital stock; and (ii) no Default or Event of Default shall exist.

          (S)9.16  Consolidation and Merger.  The Company will not, and will not
                   ------------------------
permit any Subsidiary to, merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it or any Subsidiary, except:

          (a) the Company may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it so long as (i) the corporation which survives such merger or results from such consolidation is organized under the laws of the United States of America or a jurisdiction thereof; (ii) the Company is the surviving corporation or the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in this Agreement to be performed or observed by the Company, is expressly assumed in writing by the surviving corporation under an instrument reasonably satisfactory in form and substance to the holders of 66-2/3% of the aggregate unpaid principal amount of the Notes then outstanding; (iii) immediately after the consummation of the transaction, and after giving effect thereto, the Company would be permitted by the provisions of (S)(S)9.11 and 9.12 to incur at least $1.00 of additional Priority Debt and Debt; and (iv) before and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default would exist;

          (b) any Subsidiary may merge into or consolidate with (i) the Company if the Company is the surviving corporation or (ii) any other Subsidiary; and

          (c)      the Company may consummate the Reorganization.

          (S)9.17  Sale of Assets.  The Company will not, and will not permit
                   --------------
any Subsidiary to, sell any of its assets to any other Person other than in the ordinary course of business, except:

          (a) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or any other Subsidiary; and

          (b) the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets so long as before and immediately after giving effect to the transaction the aggregate amount of the greater of the book value or fair market value (determined with respect to any asset at the time of sale, lease, transfer or disposition thereof) of all such assets of the Company and its Subsidiaries sold, leased, transferred or disposed of (i) during any fiscal year will not exceed 10% of Consolidated Total Assets as at the end the most recently completed fiscal year of the Company and (ii) as of the fiscal quarter immediately following consummation of the Reorganization will not in the aggregate exceed 25% of Consolidated Total Assets, unless, in each case, within 180 days of receipt, such amounts are reinvested in the business of the Company or such amounts are used to repay Debt.

          (S)9.18  Restricted Investments.  Neither the Company nor any
                   ----------------------
Subsidiary will make any Restricted Investment.

SECTION 10. INFORMATION TO BE FURNISHED HOLDERS OF NOTES.

          (S)10.1  Financial Statements of the Company.  The Company covenants
                   -----------------------------------
that it will deliver to each Noteholder two copies of the following:

          (a) as soon as practicable and, in any case, within 100 days after the close of each fiscal year, the consolidated financial statements of the Company and its Subsidiaries, setting forth the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the consolidated statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for such fiscal year, setting forth in each case, in comparative form, the figures for the preceding fiscal year, all in reasonable detail, such consolidated financial statements to be accompanied by an opinion thereon of Deloitte & Touche, independent certified public accountants, or another firm of independent certified public accountants of nationally recognized standing, which opinion shall be unqualified and state that (i) the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances and (ii) such consolidated financial statements present fairly the financial condition of the Company and its Subsidiaries at such date and the results of operations thereof for such period and have been prepared in accordance with generally accepted accounting principles consistently applied, except for changes in application in which such accountants concur;

          (b) as soon as practicable and, in any case, within 60 days after the end of each of the first three quarterly accounting periods in each fiscal year, the consolidated financial statements of the Company and its Subsidiaries, setting forth the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such accounting period and the unaudited consolidated statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for such quarterly accounting period and for the fiscal year to date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and prepared and certified by the chief financial officer of the Company as complete and correct, as having been prepared in accordance with generally accepted accounting principles consistently applied and as presenting fairly the financial condition of the

Company and its Subsidiaries and results of operations thereof subject, in each case, to changes resulting from normal year-end adjustments and to the absence of footnotes;

          (c) as soon as practicable and, in any case, within 100 days after the close of each fiscal year, the financial statements of each Significant Subsidiary, setting forth the balance sheet of such Significant Subsidiary as of the end of such fiscal year and the statements of income, stockholders' equity and cash flow of such Significant Subsidiary for such fiscal year, setting forth in each case, in comparative form, the figures for the preceding fiscal year, all in reasonable detail, such financial statements to be accompanied by an opinion thereon of Deloitte & Touche, independent certified public accountants, or another firm of independent certified public accountants of nationally recognized standing, which opinion shall be unqualified and state that (i) the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances and (ii) such financial statements present fairly the financial condition of such Significant Subsidiary at such date and the results of operations thereof for such period and have been prepared in accordance with generally accepted accounting principles consistently applied, except for changes in application in which such accountants concur;

          (d) as soon as practicable and, in any case, within 60 days after the end of each of the first three quarterly accounting periods in each fiscal year, the financial statements of each Significant Subsidiary, setting forth the unaudited balance sheet of such Significant Subsidiary as of the end of such accounting period and the unaudited statements of income, stockholders' equity and cash flow of such Significant Subsidiary for such quarterly accounting period and for the fiscal year to date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and prepared and certified by the chief financial officer of such Significant Subsidiary as complete and correct, as having been prepared in accordance with generally accepted accounting principles consistently applied and as presenting fairly the financial condition of such Significant Subsidiary and results of operations thereof subject, in each case, to changes resulting from normal year-end adjustments and to the absence of footnotes;

          (e) as soon as practicable and, in any case, within 100 days after the close of each fiscal year the unaudited consolidating financial statements of the Company and its Subsidiaries, setting forth the consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the consolidating statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for such fiscal year, setting forth in each case, in comparative form, the figures for the preceding fiscal year, all in reasonable detail, if such consolidating financial statements are made available to any holder of the Company's stock or Indebtedness.

          (S)10.2  Other Information.  The Company will deliver to each
                   -----------------
Noteholder the following:

          (a) promptly after submission thereof to the Company, copies of any detailed reports (including the auditors' comment letter to management) submitted to the Company by its independent certified public accountants in connection with each annual or interim audit of the accounts of the Company made by such accountants;

          (b) promptly upon distribution thereof, copies of all financial or other statements (including proxy statements) and reports as the Company or any Subsidiary shall send to any class of its stockholders (other than the Company or any other subsidiary);

          (c) promptly after filing thereof, copies of all regular and periodic reports and registration statements which Merisel, Inc. may file with the SEC or any governmental agency substituted therefor and, promptly upon, written request therefor, copies of any financial statements which Merisel, Inc. may file annually with any state regulatory agency or agencies;

          (d) promptly and, in any event, within 30 days thereafter, notice of the institution of any suit, action or proceeding against the Company or any Subsidiary which could, in the reasonable judgment of the Company, have a materially adverse effect on the business, earnings, prospects, properties or condition (financial or otherwise) of the Company or any Subsidiary;

          (e) promptly upon any officer of the Company obtaining knowledge of any Default or Event of Default, an Officers Certificate of the Company specifying the nature and period of existence thereof, what action the Company has taken or is taking or proposes to take with respect thereto, and an estimate of the time necessary to cure such condition or event;

          (f) promptly upon becoming aware of the occurrence of any (i) ERISA Termination Event or (ii) prohibited transaction, (within the meaning of Section 4975 of the Code and Section 406 of ERISA) with respect to any Plan, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, Internal Revenue Service or the U. S. Department of Labor with respect thereto; and

          (g) promptly upon request therefor, such other data, filings and information as such Noteholder may from time to time reasonably request.

          (S)10.3  Officer's Certificates.  Each set of financial statements
                   ----------------------
delivered pursuant to subsection (a) or (b) of (S)10.1 shall be accompanied by a certificate, signed by the President, the Chief Financial Officer, Treasurer or the Controller of the Company, stating, in the opinion of such officer and to the best of his or her knowledge and belief, that the Company was not upon the date of such certificate or at any time during the period covered by said financial statements in default under any of the provisions of this Agreement or the Notes; provided, however, that in the event that any such default shall have
           -----------------
occurred, such Certificate shall so specify and shall state whether such default has been cured or is continuing and, if continuing, what steps the Company has taken or is taking or proposes to take to cure such default and an estimate of the time necessary to cure such default.

          (S)10.4  Accountants' Certificates.  Each set of consolidated
                   -------------------------
financial statements delivered pursuant to subsection (a) of (S)10.1 shall be accompanied by a report of the independent certified public accountants who shall have reported on such consolidated financial statements (i) stating that such accountants have read this Agreement insofar as is necessary for such report and that, in making the audit examination necessary to express an opinion on such consolidated financial statements, such accountants have obtained no knowledge of any condition or event pertaining to accounting or financial matters, or the consolidated financial condition of the Company and its Subsidiaries, that then constitutes an Event of Default, or, if any Event of Default then exists, specifying the nature and period of existence thereof and
(ii) setting forth in reasonable detail the calculations made as of the end of the related fiscal year in determining compliance with the provisions of
(S)(S)9.10-9.14.


SECTION 11. DEFAULTS AND REMEDIES

          (S)11.1  Events of Default; Acceleration of Notes.  If any of the
                   ----------------------------------------
following conditions or events ("Events of Default") shall occur and be continuing:

          (a) any payment or prepayment of principal of or premium, if any, on any Note shall not be made when the same becomes due and payable, whether at maturity, at a date fixed for prepayment, upon acceleration or otherwise and such default shall continue for five days following the date on which such payment was due; or

          (b) any payment of interest on any Note shall not be made when the same becomes due and payable and such default shall continue for ten days following the date on which such payment was due and payable; or

          (c) any representation or warranty of the Company contained in this Agreement or in any certificate, statement or other writing furnished in connection herewith or pursuant hereto shall prove to have been false or inaccurate in any material respect on the date as of which such representation or warranty was made; or

          (d) the Company shall default in the due and punctual performance of or compliance with any covenant, condition or agreement to be performed or observed by it under (S)(S)9.10-9.15 and, if such default is capable of being remedied, such default shall continue unremedied for 30 days after the Company is given notice of such default by any Noteholder; or

          (e) the Company shall default in the due and punctual performance of or compliance with any other covenant, condition or agreement to be performed or observed by it under any provision hereof and any such default shall continue unremedied for 30 days after the Company is given notice of such default by any Noteholder; or

          (f) (i) the Company or any Subsidiary shall, in respect of any of its Indebtedness for Money Borrowed aggregating more than $5,000,000 in principal amount (excluding the Notes), (A) fail to pay any amount when due, whether at maturity, at a date fixed for prepayment, upon acceleration or otherwise or (B) default in the performance or observance of any other provision if the effect of such default is to cause such Indebtedness for Money Borrowed to be declared due and payable prior to its scheduled maturity; or (ii) any Indebtedness for Money Borrowed of Merisel, Inc. aggregating more than $5,000,000 in principal amount shall be declared due and payable prior to the stated maturity thereof; or

          (g) a final judgment or judgments entered by a court of competent jurisdiction for the payment of money, of which more than $5,000,000 in the aggregate is not fully covered by insurance, shall be rendered against the Company or any Subsidiary and shall remain in force undischarged and unstayed for a period of more than 60 days from the date of its entry or, if stayed, from the date such stay expires; or

          (h) the Company or any Significant Subsidiary shall commence a voluntary case under any chapter of the Federal Bankruptcy Code, or shall consent to (or fail to controvert in a timely manner) the commencement of an involuntary case against the Company or any Significant Subsidiary under said Code; or

          (i) the Company or any Significant Subsidiary shall institute proceedings for liquidation (or for any related or similar purpose) under any law (other than the Federal Bankruptcy Code) relating to financially distressed debtors, their creditors or property, or shall consent to (or fail to controvert in a timely manner) the institution of any such proceedings against the Company or any Significant Subsidiary; or

          (j) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (i) for the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Significant Subsidiary or of all or substantially all of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall remain in force undischarged and unstayed for a period of more than 60 days, or (ii) for the sequestration or attachment of any material part of the property of the Company, or of all or substantially all of the property of any Significant Subsidiary, without its unconditional return to the possession of the Company or such Significant Subsidiary or its unconditional release from such sequestration or attachment, within 60 days thereafter; or

          (k) a court having jurisdiction in the premises shall enter an order for relief in any involuntary case commenced against the Company or any Significant Subsidiary under the Federal Bankruptcy Code, and such order shall remain in force undischarged and unstayed for a period of more than 60 days; or

          (l) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order approving, with respect to the Company or any Significant Subsidiary, a petition or proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law (other than the Federal Bankruptcy Code) relating to financially distressed debtors, their creditors or property, and any such decree or order shall remain in force undischarged and unstayed for a period of more than 60 days; or

          (m) an event or condition shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the reasonable opinion of 51% of the Noteholders shall be reasonably likely to incur a liability to a Plan, the U. S. Government or the PBGC (or any combination of the foregoing) which is, in such Noteholders' reasonable determination, material in relation to the consolidated financial position of the Company and its Subsidiaries;

then (x) upon the occurrence and continuance of any of the Events of Default set forth in subsections (h) through (l) of this (S)11.1 with respect to the Company, the Notes shall automatically mature and become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, together with interest accrued thereon and, except for an Event of Default set forth in subsections (h) and (i) of this (S)11.1, the Make-Whole Amount, all without presentment, demand or notice of any kind, all of which are hereby waived; (y) upon the occurrence and continuance of any of the Events of Default set forth in subsection (a) or (b) of this (S)11.1, any Noteholder or Noteholders may, in respect of the Notes then held by such Noteholder or Noteholders, at any time (unless all Defaults shall theretofore have been waived by such Noteholder or remedied), at its or their option by written notice or notices to the Company, declare the Notes held by such Noteholder or Noteholders, as the case may be, to be due and payable, whereupon the same shall mature and become due and payable together with interest accrued thereon and the Make-Whole Amount, all without presentment, demand, protest or notice of any kind, all of which are hereby waived, or (z) upon the occurrence and continuance of any of the Events of Default set forth in subsections (c) through (g), inclusive, subsection (m) of this (S)11.1 or subsections (h) through (l) of this (S)11.1 with respect to any Significant Subsidiary, the Noteholder or Noteholders of at least 33-1/3% in aggregate principal amount of the Notes at the time outstanding may, in respect of all the Notes, at its or their option by written notice or notices to the Company declare all the Notes to be due and payable, whereupon all the Notes shall mature and become due and payable, together with interest, if any, accrued thereon, and, except for an Event of Default set forth in subsections (h) and
(i) of this (S)11.1, the Make-Whole Amount, all without presentment, demand, protest or notice of any kind, all which are hereby waived. Notwithstanding the foregoing, no acceleration of the Notes shall be effective until five days after notice of such acceleration has been delivered to the Designated Senior Agent.

          (S)11.2  Default Remedies.  Subject to the provisions of (S)13, if an
                   ----------------
Event of Default shall occur and be continuing, any Noteholder may exercise any right, power or remedy permitted to it by law, either by action in equity or at law, or both, whether for specific performance of any covenant or agreement contained in this Agreement or in any Note, or for an injunction against a violation of any of the terms of this Agreement or such Note or in aid of the exercise of any power granted in this Agreement or in such Note, or may proceed to enforce payment of such Note or to enforce any other legal or equitable right of the holder of such Note. No remedy herein conferred upon any Noteholder is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. No course of dealing on the part of any Noteholder, or any delay or failure on the part of any Noteholder to exercise any right or power, shall operate as a waiver of such right or power or otherwise prejudice the rights, powers and remedies of such Noteholder or of any other Noteholder. No failure to insist upon strict compliance with any covenant, term, condition or other provision of this Agreement or the Notes shall constitute a waiver by any Noteholder of any such covenant, term, condition or other provision or of any default or Event of Default in connection therewith. To the extent effective under applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or that may hereafter exist that, but for this provision, might be applicable to any sale made under any judgment, order or decree of any court, or otherwise, based on the Notes or on any claim for interest on the Notes. If an Event of Default shall occur and be continuing, the Company will pay to the Noteholders, to the extent not prohibited by applicable law, such further amount as shall be sufficient to cover the cost and expenses of collection and of the taking of remedial actions and the maintenance of enforcement proceedings, including, without limitation, reasonable attorneys' fees and disbursements. All sums payable by the Company under the Notes shall be paid without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction.

          (S)11.3  Notice of Default.  If the holder of any Note or the holder
                   -----------------
of any other evidence of Indebtedness exceeding $2,000,000 in aggregate original principal amount of the Company shall give any notice or take any other action with respect to a claimed default, the Company shall forthwith give written notice thereof to all Noteholders describing such notice or action and the nature of the claimed default.

          (S)11.4  Annulment of Acceleration of Note.  If notice is delivered
                   ---------------------------------
pursuant to (a) clause (y) of (S)11.1 by any Noteholder or Noteholders, then such Noteholder or each of such Noteholders, as the case may be, may, by written instrument filed with the Company, rescind and annul its respective declaration and the consequences thereof; (b) clause (z) of (S)11.1, by any Noteholder or Noteholders, the holders of at least 66-2/3% of the aggregate unpaid principal amount of the Notes then outstanding, may, by written instrument filed with the Company, rescind and annul the respective declaration and the consequences thereof or of such Event of Default pursuant to this Agreement or (c) clause (z) of (S)11.1 by any Noteholder or Noteholders with respect to any Event of Default described in clause (f) of (S)11.1, the respective declaration shall be automatically rescinded and annulled upon the cure by the Company of any related failure to make payment (whether by payment or waiver) and upon the rescission of any related acceleration of the Indebtedness for Money Borrowed; provided,
                                                                    ---------
however, that at the time of an annulment and rescission pursuant to the
- -------
foregoing clause (a), (b) or (c) of this (S)11.4:

          (i) no judgment or decree shall have been entered for payment or any monies due pursuant to the Notes or this Agreement;

          (ii) all arrears of principal, premium and interest upon all the Notes and all other sums payable under the Notes and this Agreement (including reasonable costs and expenses of the holders incurred in connection with such notice under (S)11.1 or annulment under this (S)11.4, but excluding any principal or interest on the Notes that shall have become due and payable by reason of such notice under (S)11.1 or happening of such Event of Default) shall have been duly paid; and

          (iii) each and every other default hereunder and Event of Default shall have been waived pursuant to (S)14.4 or cured;

and provided, further, that no such rescission and annulment shall extend to or
    -----------------
affect any subsequent Default or Event of Default or impair any right or power consequent thereon.


SECTION 12. INTERPRETATION OF AGREEMENT AND NOTES

          (S)12.1  Definitions.  Except as the context shall otherwise require,
                   -----------
the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural form of the terms defined, where either such form is used in this Agreement):

          "Accounts Receivable" of any Person means all obligations to such
           -------------------
person as of the date of determination which, in accordance with generally accepted accounting principles, would be included as accounts receivable on the balance sheet of such Person (after deducting any applicable reserves for uncollectible receivables or bad debts).

          "Affiliate" with respect to any Person (hereinafter "such Person"),
           ---------
means any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person or another Affiliate of such Person, (b) which beneficially owns or holds 5% or more of the shares of any class of the Voting Stock of such Person or (c) 5% or more of the shares of any class of Voting Stock of which is beneficially owned or held of record by such Person or any Subsidiary of such Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. The term "Affiliate," when
                                                                ----------
used herein without reference to any Person, means an Affiliate of the Company.

          "Agreement" and "this Agreement" means this Note Purchase Agreement
           ---------       --------------
(including the Exhibits and Schedules annexed hereto), as it may from time to time be amended, supplemented or modified in accordance with its terms.

          "Blockage Period" has the meaning set forth in (S)13.2.
           ---------------

          "Capital Lease" means any lease which is required to be capitalized on
           -------------
a balance sheet of the lessee in accordance with generally accepted accounting principles.

          "Cash Equivalent" means (i) marketable direct obligations issued or
           ---------------
unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within 90 days from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within 90 days from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; and (iii) certificates of deposit or bankers' acceptances maturing within 30 days from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia whose commercial paper has the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.

          "Closing Date" has the meaning set forth in (S)1.2.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

          "Company" means Merisel Americas, Inc., a Delaware corporation, and
           -------
its successors and assigns.

          "Company Financial Statements" has the meaning set forth in (S)2.4.
           ----------------------------

          "Consolidated" when used in connection with any item defined herein
           ------------
means, in addition to the rest of the definition of such item, the aggregate of such item for the Company and its Subsidiaries, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in accordance with generally accepted accounting principles.

          "Consolidated Net Income Before Interest Expense and Taxes" means, for
           --------------------------------------------------- -----
any period, the sum of (a) Consolidated Net Income for such period, plus (b) all provisions made on the accounting records of the Company and its Subsidiaries for Taxes for such period, plus (c) Consolidated Interest Expense for such period.

          "Consolidated Net Income (or Net Loss)," means, for any period, the
           --------------------------------------
consolidated net income (or net loss) of the Company and its Subsidiaries for such period determined in accordance with generally accepted accounting principles applied on a consistent basis, after excluding Minority Interests and eliminating all offsetting debits and credits between the Company and its Subsidiaries and other items to be eliminated in accordance with generally accepted accounting principles, but, in any event, excluding:

          (a) any gains or losses on the sale or other disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

          (b) all items properly classified as extraordinary in accordance with generally accepted accounting principles;

          (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

          (d) net earnings and losses of any Person (other than a Subsidiary), substantially all the assets of which have been acquired by the Company or any Subsidiary in any manner, realized by such other Person prior to the date of such acquisition;

          (e) net earnings and losses of any Person (other than a Subsidiary) which has been merged into or consolidated with the Company or any Subsidiary realized by such other Person prior to the date of such merger or consolidation;

          (f) net earnings of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest except to the extent such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

          (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company;

          (h) earnings resulting from any reappraisal, revaluation or write-up of assets subsequent to December 31, 1993;

          (i) any income resulting from any excess of the equity in any Person at the date of acquisition thereof over the amount invested in such Person;

          (j) any gain arising from the acquisition of any capital stock or other securities of the Company or any Subsidiary; and

          (k) earnings resulting from any reversal of any reserve established prior to December 31, 1992, other than earnings realized during the Company's 1992 fiscal year resulting from any reversal of any reserve established prior to December 31, 1992 up to (1-1/3 X)% of total reserves established prior to December 31, 1992 where X equals the decrease in Total Assets as of the end of any quarter during the Company's 1992 fiscal year expressed as a percentage of Total Assets as of December 31, 1992 (using for this purpose the Total Assets of the Company on a pro forma basis as if the Reorganization had occurred on or prior to December 31, 1992.

          "Consolidated Net Tangible Assets" means, as of the date of
           --------------------------------
determination thereof, (a) the Consolidated Tangible Assets of the Company and its Subsidiaries (valued in accordance with generally accepted accounting principles) less (b) Consolidated Current Liabilities other than short-term bank debt, in all cases after excluding Minority Interests and eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items to be eliminated in accordance with generally accepted accounting principles.

          "Consolidated Shareholders' Equity" means the total shareholders'
           ---------------------------------
equity of the Company and its Subsidiaries as determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Tangible Net Worth" means, as of the date of any
           -------------------------------
determination thereof, Consolidated Shareholders' Equity after excluding Minority Interests as determined in accordance with generally accepted accounting principles, but in any event, excluding all intangible assets and deferred taxes.

          "Current Assets", with respect to any Person, means as of the date of
           ---------------
any determination thereof, all assets which, in accordance with generally accepted accounting principles, would be included as current assets.

          "Current Indebtedness for Money Borrowed" of any Person means all
           ---------------------------------------
Indebtedness for Money Borrowed of such Person which does not constitute Funded Debt.

          "Current Liabilities", with respect to any Person, means as of the
           --------------------
date of any determination thereof, all liabilities (including taxes accrued as estimated) which in accordance with generally accepted accounting principles would be included as current liabilities.

          "Debt" of any Person means, as of the date of determination, such
           ----
Person's Funded Debt and Current Indebtedness for Money Borrowed.

          "Default" means any occurrence or event which with the passage of time
           -------
and/or the giving of notice would constitute an Event of Default.

          "Designated Senior Agent" has the meaning set forth in (S) 13.2.
           -----------------------

          "Designated Senior Debt" has the meaning set forth in (S)13.2.
           ----------------------

          "Designated Senior Financial Covenant Default" has the meaning set
           --------------------------------------------
forth in (S)13.2.

          "Designated Senior Payment Default" has the meaning set forth in
           ---------------------------------
(S)13.2.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

          "ERISA Affiliate" means any Person which is under "common control"
           ---------------
with the Company (within the meaning of Section 4001(b)(l) of ERISA).

          "ERISA Termination Event" means (a) a reportable event (within the
           -----------------------
meaning of Section 4043(b) of ERISA) with respect to a Plan (other than a reportable event as to which the PBGC has waived the 30-day notice requirement under Section 4043(a) of ERISA); provided, however, that a failure to meet the
                                 -----------------
minimum funding standards of Section 412 of the Code shall be an ERISA Termination Event regardless of the issuance of any waivers under Section 412(d) of the Code; (b) the complete or partial withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan under Section 4201 or 4204 of ERISA, (c) the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that is in reorganization or insolvency under Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;
(d) the providing of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings by the PBGC to terminate a Plan or the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA; (f) the receipt by the Company or any ERISA Affiliate of a notice from any Multiemployer Plan that any action described in clause (e) has been taken with respect to such Multiemployer Plan; or (g) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension or Multiemployer Plan.

          "Event of Default" has the meaning set forth in (S)11.1.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
from time to time.

          "Existing Agreement" has the meaning set forth in the Recitals.
           ------------------

          "First Amendment" has the meaning set forth in the Recitals.
           ---------------

          "Funded Debt," with respect to any Person, means, as of the date of
           ------------
any determination thereof, all Indebtedness of such Person (a) having a final maturity of one or more than one year from the date of creation thereof, including all payments in respect thereof that are required, or that may be required by the Person obligated with respect thereto, to be made within one year from the date of any determination of Funded Debt, whether or not included in Current Liabilities of such Person, or (b) which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin.

          "Guaranty," with respect to any Person, means all obligations of such
           --------
Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation or investment of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person (a) to purchase such Indebtedness, obligation or investment or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness, obligation or investment or (ii) to maintain working capital or equity capital, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, obligation or investment, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness, obligation or investment of the ability of the primary obligor to make payment of such indebtedness, obligation or investment or (d) otherwise to assure the owner of such Indebtedness, obligation or investment against loss in respect thereof, provided, however, that "guaranty" does not include endorsements of negotiable
- -----------------
instruments for collection or deposit in the ordinary course of business.

          The terms "hereof," "herein," "hereunder" and other words of similar
                     ------    ------    ---------
import shall be construed to refer to this Agreement as a whole and not to any particular Section or other subdivision.

          "Holder," with respect to any Note, means the Person in whose name
           ------
such Note shall be registered.

          "Indebtedness" with respect to any Person means all obligations of
           ------------
such Person which in accordance with generally accepted accounting principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for money borrowed or which have been incurred in connection with the acquisition of property or assets, (ii) obligations (including, without limitation, all obligations described in (i) above, but without duplication) which are secured by any Lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, provided that the amount of any obligation referred to in this clause (ii) shall be the lesser of the principal amount of such obligation or the fair market value of the property securing the payment of such obligation, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of Property, (iv) the capitalized component of rentals under capitalized leases and (v) all guaranties by such Person of indebtedness of others. Notwithstanding the foregoing, in determining the Indebtedness of the Company and its Subsidiaries, there shall be included all obligations of the Company or any of its Subsidiaries of the character referred to in the foregoing clauses (i) through (v) deemed to be extinguished under generally accepted accounting principles but for which such Person remains legally liable.

          "Indebtedness for Money Borrowed" with respect to any Person, means
           -------------------------------
all Indebtedness of such Person (a) in respect of money borrowed or evidenced by a promissory note, debenture or other like written obligation to pay money, (b) in respect of obligations under any capital lease or (c) representing all or part of the purchase price of any assets acquired by such Person, which is evidenced by a conditional sale agreement, promissory note or other like written obligation.

          "Institutional Investor" means any Person who qualifies as an
           ----------------------
accredited investor pursuant to Rule 501(a) promulgated under the Securities Act of 1933.

          "Interest Expense" of any Person means, for any period, the amount of
           ----------------
interest paid or payable during such period by such Person on the Debt of such Person, including, without limitation, the interest portion of periodic rent payments on capital leases and the amortization of debt discount and expense.

          "Interest Payment Date" has the meaning set forth in (S)1.1.
           ---------------------

          "Inventories" of any Person means, as of the date of determination,
           -----------
the aggregate value (determined at the lower of fair market value and book value) of those assets of such Person which in accordance with generally accepted accounting principles would be included in inventories.

          "Lenders" has the meaning set forth in (S)13.2.
           -------

          "Lien" means any interest in property securing an obligation owed to,
           ----
or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. "Lien" shall also include
                                                       ----
reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property that such Person shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property shall have been retained by or vested in some other Person for security purposes.

          "Make-Whole Amount" means, (a) in connection with the prepayment of
           -----------------
any Note pursuant to (S)7.2 or (S)11.2, an amount equal to the greater of (i) zero or (ii) the difference between (x) the sum of the present values, as at the Optional Prepayment Date, of the amount of each remaining scheduled payment of interest on and principal of such Note, or portion of such payment, which will not be required to be made as a result of such prepayment (each such amount separately discounted semi-annually at an annual rate equal to 0.75% per annum plus the Treasury Rate, determined as at the date five days before the Optional Prepayment Date) from the date such amount would be due), minus (y) the principal amount of such Note.

          "Merisel FAB" shall mean Merisel FAB, Inc., a Delaware corporation,
           -----------
and its successors and assigns.

          "Merisel, Inc." shall mean Merisel, Inc., a Delaware corporation, and
           -------------
its successors and assigns.

          "Merisel Transfers" has the meaning set forth in the Recitals.
           -----------------

          "Minority Interests" means any shares of stock of any class of a
           ------------------
Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. "Minority
                                                                   --------
Interests" shall be valued by valuing "Minority Interests" constituting
- ---------                              ------------------
preferred stock at the voluntary or involuntary liquidation value of such preferred stock, whichever is greater, and by valuing "Minority Interests"
                                                       ------------------
constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing "Minority
                                                               --------
Interests" in preferred stock.
- ---------

          "Multiemployer Plan" means a Plan which is a multiemployer plan within
           ------------------
the meaning of Section 4001(a)(3) of ERISA.

          "NationsBank Credit Agreement" shall mean that certain Credit
           ----------------------------
Agreement, dated as of December 23, 1993, between Merisel, Inc. and NationsBank of Texas, N.A., as the same may be amended, supplemented, extended, refinanced (so long as such refinancing is through Debt, other than Debt in connection with a "distribution" as such term is used in the Securities Act of 1933) or otherwise modified from time to time.

          "Noteholder" means each holder from time to time of an outstanding
           ----------
Note.

          "Notes" has the meaning set forth in (S)1.1.
           -----

          "Officer's Certificate" means a certificate executed on behalf of the
           ---------------------
Company by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Treasurer of the Company.

          "Optional Prepayment Date" has the meaning set forth in (S)7.3.
           ------------------------

          "Original Agreement" has the meaning set forth in the Recitals.
           ------------------

          "Original Notes" has the meaning set forth in the Recitals.
           --------------

          "Outstanding," with respect to the Notes, means, as of the date of
           -----------
determination, all Notes theretofore delivered pursuant to this Agreement, except Notes theretofore cancelled or delivered for cancellation and Notes in exchange or replacement for which other Notes have been delivered pursuant to this Agreement; provided, however, that, in determining whether the holders of
                -----------------
the requisite aggregate unpaid principal amount of Notes outstanding have given any notice or taken any action hereunder, Notes held or owned, directly or indirectly, by the Company, any Subsidiary or any other Affiliate of the Company shall be disregarded and deemed not to be outstanding.

          "Pension Plan" means a Plan which is a single-employer plan (within
           ------------
the meaning of Section 4001(a)(15) of ERISA) or a Plan (other than a Multiemployer Plan) to which Section 412 of the Code applies.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint stock company, trust, estate, unincorporated organization or government (or any agency or political subdivision thereof).

          "PBGC" means the Pension Benefit Guaranty Corporation, or any
           ----
successor thereto.

          "Plan" means any employee pension benefit plan (within the meaning of
           ----
Section 3(2) of ERISA) which is not described in Section 401(a)(1) OF ERISA, that the Company or any ERISA Affiliate maintains or is obligated to contribute to for the benefit of employees or former employees of the Company or any ERISA Affiliate.

          "Priority Debt" means Senior Debt plus Subsidiary Debt.
           -------------

          "Purchasers" has the meaning set forth in the Preamble.
           ----------

          "Reorganization" has the meaning set forth in the Recitals.
           --------------

          "Restricted Investment" means (a) any direct or indirect purchase or
           ---------------------
other acquisition of stock or other securities of any Person (other than Merisel, Inc. or any Person which is, or after such purchase or other acquisition will be, a Subsidiary of Merisel, Inc., (other than Merisel FAB and its Subsidiaries)), (b) any loan, advance or capital contribution to any Person (other than Merisel, Inc. or any Person which is, or after such purchase or other acquisition will be, a Subsidiary of Merisel, Inc. (other than Merisel FAB and its Subsidiaries)) and (c) any guarantee of any obligations of any Person (other than Merisel, Inc. or any Person which is, or after such purchase or other acquisition will be, a Subsidiary of Merisel, Inc. (other than Merisel FAB and its Subsidiaries)) other than:

          (i) obligations, stock or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary;

          (ii) obligations, stock or securities received in connection with a settlement of debts owing to the Company or any Subsidiary, including, without limitation, accounts receivable arising from the sale of goods or services in the ordinary course of business of the Company and its Subsidiaries;

          (iii) commercial paper, bankers' acceptances, time deposits and certificates of deposit with final maturities of one year or less issued by banks, trust companies and savings and loan institutions organized under the laws of a jurisdiction within the United States of America each having (x) capital and surplus at the end of its most recently ended fiscal year in excess of $50,000,000 and (y) a commercial paper rating of "A-1" or better by Standard & Poor's Corporation ("S&P") or "P-l" or better by Moody's Investors Service, Inc. ("Moody's");

          (iv) direct obligations of the United States of America or obligations of any instrumentality or agency thereof the payment of the principal of and interest on which is unconditionally guaranteed by the United States of America; provided, however, that any such obligation shall be
                   -----------------
payable in Dollars and shall have a final maturity date no more than one year after the acquisition thereof;

          (v) Repurchase agreements of banks or brokerage institutions organized under the laws of a jurisdiction within the United States of America each having capital and surplus at the end of its most recently ended fiscal year in excess of $50,000,000; provided, however, that any such agreement shall
                               -----------------
be payable in Dollars, shall have a final maturity date no more than one year after the acquisition thereof and shall be fully collateralized;

          (vi) Time deposits, Eurodollar certificates of deposit of foreign branches of the institutions described in clause (iii) above and obligations of money market funds which invest in any such time deposits and Eurodollar certificates of deposit; provided however, that any such deposit or obligation
                         ----------------
shall be payable in Dollars and shall have a final maturity date no more than one year after the acquisition thereof;

          (vii) travel or like advances to officers and employees in the ordinary course of business; and

          (viii) other obligations, stock or other securities, (in addition to those referred to in clauses (i) through (vii) above); provided, however, that
                                                       -----------------
the aggregate amount of all such other obligations, stock or other securities at any time owned or maintained by the Company and its Subsidiaries shall not exceed an amount equal to 10% of Consolidated Total Assets as at the end of the most recently completed fiscal year of the Company.

          In computing the amount of any Restricted Investment in any Person, unrealized increases or decreases in value, or write-ups, write-downs or write-offs of

Restricted Investments in the Person shall be disregarded (except to the extent included in the determination of net income of the Company or a Subsidiary).

          "Restricted Payment" means (a) a dividend or other distribution,
           ------------------
direct or indirect, in respect of any shares of the capital stock of the Company or any Subsidiary (except dividends payable solely in shares its capital stock) or (b) any purchase, redemption, retirement or other acquisition of any shares of capital stock of the Company or any Subsidiary, now or hereafter outstanding, or of any warrants, rights or options evidencing a right to purchase or acquire any such shares (except in exchange for other shares of capital stock or warrants, rights or options evidencing a right to purchase or acquire any such shares). The amount of any Restricted Payment in property shall be deemed to be the greater of its fair market value (as determined by the Board of Directors) or its net book value.

          "Restructuring Transactions" means, collectively, the Reorganization,
           --------------------------
the issuance of the notes pursuant to the Senior Note Purchase Agreement, the issuance of the Notes, the execution and delivery of the NationsBank Credit Agreement and the execution and delivery of the Revolving Credit Agreement together with, in each case, all other transaction documents and instruments related thereto and provided for therein.

          "Revolving Credit Agreement" has the meaning set forth in (S)13.2.
           --------------------------

          "SEC" means the Securities and Exchange Commission and any successor
           ---
organization.

          "Second Amendment" has the meaning set forth in the Recitals.
           ----------------

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time.

          "Senior Debt" has the meaning set forth in (S) 13.2.
           -----------

          "Significant Subsidiary" means any Subsidiary or, for purposes of
           ----------------------
(S)11.1, combination of Subsidiaries, the Total Assets or Net Income of which equals 10% or more of Consolidated Total Assets or Consolidated Net Income, as the case may be.

          "Subsidiary," with respect to any Person, means any corporation at
           ----------
least 50% of the outstanding shares of Voting Stock or similar interest of which are owned, directly or indirectly, by such Person. "Subsidiary," when used
                                                     -----------
herein without reference to any particular Person, means a Subsidiary of the Company.

          "Subsidiary Debt" means the aggregate Debt of all Subsidiaries.
           ---------------

          "Tangible Assets," with respect to any Person, means, as of the date
           ----------------
of any determination thereof, Total Assets of such Person (less depreciation, depletion, obsolescence, amortization and all other deferrals and reserves properly established in accordance with generally accepted accounting principles) except (a) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trade names, trademarks, copyrights, franchises, research and development expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance, prepaid taxes and deferred taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with generally accepted accounting principles, (b) treasury stock of such Person, (c) cash set apart and held in any sinking fund or similar or analogous fund for the purpose of redeeming or otherwise retiring stock of such Person, and (d) any write-up of the book value of any assets of such Person resulting from revaluation thereof subsequent to December 31, 199 .

          "Taxes" means all taxes including all foreign and United States
           -----
Federal, state, county or local income, excise, withholding, sales, franchise or other tax.

          "Third Amendment" has the meaning set forth in the Recitals.
           ---------------

          "Total Asset" with respect to any Person, means, as of the-date of any
           -----------
determination thereof, all amounts which in accordance with generally accepted accounting principles would be included as total assets.

          "Treasury Rate," as of the date of any determination thereof in
           -------------
connection with the determination of the Make-Whole Amount, means the rate per annum equal to the arithmetic average of the two most recent weekly average yields on issues of United States Treasury securities adjusted to a constant maturity equal to the Weighted Average of Life to Maturity of the Notes (determined, if necessary, by interpolating on a straight line basis such yields on United States Treasury Securities adjusted to the particular constant maturities greater than (but nearest to) and less than (but nearest to) the Weighted Average Life to Maturity of the Notes), as published by the Federal Reserve Board for release on the first business day of the week in which such determination is made in its Statistical Release H.15 (519) under the heading "Treasury Constant Maturities" for the two calendar weeks ending on the two Wednesdays immediately preceding the date of such release or, if such average is not published for such periods, of such reasonably comparable index as may be designated for such period by the holder or holders of at least 51% in aggregate unpaid principal amount of the Notes then outstanding.

          "Voting Stock," with respect to a corporation, means the stock of such
           -------------
corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the Board of Directors (or other governing body) of such corporation.

          "Weighted Average Life to Maturity" of any borrowed funds, as of the
           ---------------------------------
date of the determination thereof, means the number of years obtained by dividing the then Remaining Dollar-years of such borrowed funds or preferred stock by the then outstanding principal amount thereof. "Remaining Dollar-
                                                          ----------------
years" of any borrowed funds means the amount obtained by (a) multiplying the amount of each then remaining sinking fund, serial maturity or other required repayment or redemption price, including repayment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time in question and the date of the repayment or redemption and (b) totaling all of the products obtained in (a).

          (S)12.2  Directly or Indirectly.  Any provision in this Agreement
                   ----------------------
referring to action to be taken by any person, or that such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such person.

          (S)12.3  Accounting Terms.  All accounting terms used herein that are
                   ----------------
not otherwise expressly defined shall have the respective meanings given to them in accordance with generally accepted accounting principles at the particular time.

          (S)12.4  Governing Law.  This Agreement and the Notes shall be
                   -------------
governed by and construed in accordance with the law of the State of California.

          (S)12.5  Headings.  The headings of the Sections and other
                   --------
subdivisions of this Agreement have been inserted for convenience of reference only, and shall not be deemed to constitute a part hereof.

          (S)12.6  Independence of Covenants.  Each covenant made by the Company
                   -------------------------
herein is independent of each other covenant so made. The fact that the operation of any such covenant permits a particular action to be taken or condition to exist does not mean that such action or condition is not prohibited, restricted or conditioned by the operation of the provisions of any other covenant herein.

SECTION 13. SUBORDINATION.

          (S)13.1  Subordination.  All indebtedness evidenced by the Notes
                   -------------
(including all principal thereof and interest and premium, if any, thereon) and all other rights of Noteholders under the Notes or this Agreement (including all fees, costs, penalties, indemnities, claims (whether in contract or tort) for breach of representations or warranties, or any other like amounts) shall, to the extent and in the manner set forth in this (S)13, be subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Debt (as defined in (S)13.2 hereof). Each Noteholder, whether upon original issue or upon transfer or assignment thereof, by its acceptance thereof, agrees that the Notes shall be subject to the provisions contained in this (S)13. The provisions of this (S)13 shall be for the benefit of the holders of the Senior Debt and may be enforced directly by such holders.

          (S)13.2  Definitions.  For the purposes of this (S)13, the following
                   -----------
terms shall have the following meanings:

          "Acceleration Blockage Period" as to any Note means the period
           ----------------------------
commencing on the date any Note is accelerated pursuant to (S)11.1 and ending on the earlier of the date all Senior Debt is paid in cash or Cash Equivalents or such acceleration is annulled pursuant to (S)11.4.

          "Blockage Default" means a Designated Senior Payment Default or
           ----------------
a Designated Senior Covenant Default.

          "Blockage Notice" means a written certificate executed by an obligee
           ---------------
of a Senior Debt and delivered to the Company to the effect that a Blockage Default has occurred and is continuing as of the date of such certificate and a Blockage Period shall be in effect as of the date of such certificate.

          "Blockage Period" means (i) in the case of a Designated Senior Payment
           ---------------
Default, as to which the holder of the respective Designated Senior Debt shall have delivered a Blockage Notice to the Company within thirty days following such Designated Senior Payment Default, the period commencing on the occurrence of such Designated Senior Payment Default and ending on the date such Designated Senior Payment Default is cured or waived and (ii) in the case of a Designated Senior Covenant Default, the period commencing on the date that the obligee of the respective Designated Senior Debt shall have delivered a Blockage Notice to the Company and ending on the earlier of the date which is 180 days after the date of such Blockage Notice or the date on which each Blockage Default which has been the subject of a Blockage Notice is not continuing or has been waived, provided, however, that no new Blockage Period with respect to any Blockage
- -----------------
Default which was the subject of a Blockage Notice shall begin before 365 days after the date of such Blockage Notice.

          "Designated Senior Agent" means Citicorp USA, Inc. or any successor,
           -----------------------
acting as Agent under the Revolving Credit Agreement.

          "Designated Senior Covenant Default" means any default with respect to
           ----------------------------------
Designated Senior Debt which, in accordance with the terms and provisions of the instrument or agreement evidencing such Designated Senior Debt, allows the obligee of such Designated Senior Debt to accelerate the maturity thereof.

          "Designated Senior Debt" means (i) any indebtedness owed by the
           ----------------------
Company to the Lenders under the Revolving Credit Agreement, (ii) any indebtedness owed by the Company under the Senior Note Purchase Agreement or
(iii) any other Senior Debt specified by the Company in writing delivered to all Noteholders.

          "Designated Senior Financial Covenant Default" means any default with
           --------------------------------------------
respect to any financial test or financial ratio under the Revolving Credit Agreement which, in accordance with the terms and provisions of the Revolving Credit Agreement, allows the holder or holders of the debt issued thereunder to accelerate the maturity thereof.

          "Designated Senior Payment Default" means any default in the
           ---------------------------------
payment of Designated Senior Debt when due.

          "Lenders" means at any date of determination, any of the
           -------
creditors party to the Revolving Credit Agreement.

          "Revolving Credit Agreement" means (i) that certain  Revolving Credit
           --------------------------
Agreement dated as of December 23, 1993, among the Company and Merisel Europe, Inc. as borrowers, Merisel, Inc. as guarantor, the Lenders party thereto, Citibank, N.A., as Designated Issuer and Citicorp USA, Inc., as Agent, as it may be amended (including, without limitation, any amendment to increase the amount of principal or any other amount thereunder), restated, or otherwise modified from time to time, and (ii) any agreement or agreements under which Indebtedness is incurred to refund or refinance any indebtedness under any Revolving Credit Agreement.

          "Senior Note Purchase Agreement" means (i) that certain Amended and
           ------------------------------
Restated Senior Note Purchase Agreement dated as of December 23, 1993 among the Company and the purchasers party thereto, as it may be amended (including, without limitation, any amendment to increase the amount of principal or any other amount thereunder), restated or otherwise modified from time to time, governing the sale by the Company to the purchasers part thereto of $100,000,000 in principal amount of Amended and Restated 8.58% Senior Notes due June 30, 1997, and (ii) any agreement or agreements under which Indebtedness is incurred to refund or refinance any indebtedness under any Senior Note Purchase Agreement.

          "Senior Payment Default" means any default in the payment of
           ----------------------
Senior Debt when due.

          "Senior Debt" means all (i) principal, interest (including without
           -----------
limitation interest that accrues after the filing by or against the Company of a petition under the United States Bankruptcy Code or the commencement of a proceeding under any other bankruptcy, insolvency or similar law nor or hereafter in effect) and premium, and (ii) all fees, costs and indemnities owed by the Company in the aggregate as to all such fees, costs and indemnities up to $750,000, in each case with respect to any Debt of the Company which by its terms is not subordinated to any other Debt of the Company and which is permitted by (S)(S)9.11 and 9.12.

          (S)13.3  Payment Blockage.
                   ----------------

          (a)      Blockage Period. During any Blockage Period, unless and until
                   ---------------
the related Blockage Default is cured or waived, and except as permitted by
(S)7.1(b), no payment on account of principal of or premium, if any, or interest on the Notes or on account of any other rights of or amounts due to Noteholders under the Notes or this Agreement (including all fees, costs, penalties, indemnities, claims (whether in contract or tort) for breach of representations or warranties, or any other like amounts) shall be made, taken or received, nor shall any assets be applied to the purchase or other acquisition or retirement of the Notes, and the Company shall not make any loans, advances or extensions of credit to a Noteholder with respect to any such Notes or in connection with a Note pay or acquire any obligation or liability upon which the holder of such
Note is the obligee; provided, however, that nothing contained in this (S)13.3
                     -----------------
shall prohibit the Company from incurring any obligation or liability to any Noteholder so long as such obligation or liability is subordinated, to the extent and on the conditions provided in this (S)13, to the prior payment in full in cash or Cash Equivalents of all Senior Debt.

          (b)      Acceleration Blockage Period.  During any Acceleration
                   ----------------------------
Blockage Period as to any Note, no payment on account of any accelerated principal of or premium, if any, or interest on such Note or of any other rights of or amounts due to Noteholders under the Notes or this Agreement (including all fees, costs, penalties, indemnities, claims (whether in contract or in tort) for breach of representations or warranties, or any other like amounts), shall be made, taken or received, nor shall any assets be applied to the purchase or other acquisition or retirement of the accelerated principal of or premium, if any, or interest on such Note, and the Company shall not make any loans, advances or extensions of credit to a Noteholder with respect to any such Note or in connection with such Note pay or acquire any obligation or liability upon which the holder of such Note is the obligee; provided, however, that, unless
                                              -----------------
otherwise provided in this Agreement, the

Company may make, and the Noteholders may take and receive, payments of principal and interest required under (S)1.1 and (S)7.1(a).

          (S)13.4  Acceleration Blockage.  Notwithstanding the provisions of
                   ---------------------
(S)11.1, if a Blockage Default has occurred and in continuing, an acceleration of the Notes as a result of the occurrence and continuance of an Event of Default set forth in subsections (c), (d), (e), (f) or (g) of said (S)11.1 shall not be effective until the earlier of (a) 30 days following the date that notice of acceleration is given to the Company and to the Designated Senior Agent pursuant to said (S)11.1 and (b) the date that the payment of any Debt of the Company and its Subsidiaries aggregating more than $5,000,000 is accelerated.

          (S)13.5  Insolvency.  Upon (i) any acceleration of the principal
                   ----------
amount due on the Senior Debt or (ii) any payment or distribution of assets of the Company, whether in cash, property or securities (other than securities of the Company or any other corporation provided for in a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this (S)13 with respect to the Notes, to the payment of all Senior Debt then outstanding), to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt then outstanding shall first be paid in full in cash or Cash Equivalents, before the Noteholders shall be entitled to receive any payment or distribution of assets of the Company. Upon any such dissolution or winding-up or liquidation or reorganization any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any other corporation provided for in a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this (S)13 with respect to the Notes, to the payment of all Senior Debt then outstanding), to which the Noteholders would be entitled, except for these provisions, shall be paid by the Company, its successors or assigns, or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other person making such payment or distribution, directly to the holders of Senior Debt then outstanding to the extent necessary to pay in full all such Senior Debt which was then outstanding in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Subordinated Noteholders.

          (S)13.6  Other Actions for Benefit of Senior Debt.  If the Noteholders
                   ----------------------------------------
do not timely file a claim against the Company in any bankruptcy proceeding, then the Noteholders hereby irrevocably authorize and empower the holders of the Senior Debt, during the continuation of any bankruptcy proceeding, to (i) demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, (ii) file claims and proofs of claims in any statutory or non-statutory proceeding, and (iii) take such other proceedings, in the name of such holders, as they may deem necessary or advisable for the enforcement of the subordination provisions of this Agreement.

          (S)13.7  Subrogation.  Subject to the payment in full of all Senior
                   -----------
Debt, the holders of Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company made on the Senior Debt until the principal of, premium, if any, and interest on the Notes shall be paid in full. For the purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Noteholders would be entitled except for those provisions shall, as among the Company, its creditors other than the holders of Senior Debt, and the Subordinated Noteholders, be deemed to be a payment by the Company to or on account of Senior Debt, it being understood that these provisions in this (S)13 are used, and are intended, solely for the purpose of defining the relative rights of the Noteholders, on the one hand, and the holders of Senior Debt, on the other hand.

          (S)13.8  Obligations Unaffected.  (a) Nothing contained in this (S)13
                   ----------------------
is intended to or shall impair as among the Company, its creditors other than the holders of Senior Debt, and the Noteholders, the obligation of the Company, which shall be absolute and unconditional, to pay to the Noteholders the principal of, premium, if any, and interest on the Notes, as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Noteholders and creditors of the Company other than the holders of Senior Debt.

          (b) Nothing herein shall prevent any Noteholder from exercising any remedies otherwise permitted by applicable law upon the occurrence of an Event of Default, subject to the rights, if any, under these provisions of the holders of Senior Debt. Upon any distribution of assets of the Company referred to in this (S)13, the Noteholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Noteholders, for the purpose of ascertaining the person entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this (S)13.

          (S)13.9  Effect of Bankruptcy or Other Proceedings. The provisions of
                   -----------------------------------------
this (S)13 shall continue to be effective as between the Noteholders and the holders of Senior Debt regardless of whether the Company shall have taken advantage of or be subject to any bankruptcy or reorganization or similar proceeding.

          (S)13.10 Constructive Trust.  In the event that any money, property or
                   ------------------
securities are received by a holder of a Note (i) in violation of this (S)13 or
(ii) in a manner which does not comply with (S)7.1(b) such holder shall hold the same in trust for, and shall deliver the same in kind to, the holders of Senior Debt to be applied to the payment of Senior Debt in such order of payment as the holder or holders of Senior Debt shall determine.

          (S)13.11 Revival of Rights.  In the event that any Senior Debt shall
                   -----------------
be paid in full and subsequently for whatever reasons (including, but not limited to, an order or judgment for disgorgement of a preference under Title XI of the United States Code or any similar law, or the settlement of any claim in respect thereof) former, satisfied or additional obligations with respect to Senior Debt become unpaid or unsatisfied, then the priority provided in this
(S)13 shall again be operative until all such Senior Debt is again paid in full.


SECTION 14. MISCELLANEOUS.

          (S)14.1  Notices.  (a) All communications under this Agreement or the
                   -------
Notes shall be in writing and shall be delivered or mailed (i) if to a Purchaser, to that Purchaser at that Purchaser's address set forth in Schedule I hereof, marked for attention as there indicated, or at such other address as that Purchaser may have furnished to the Company in writing, (ii) if to any other holder of a Note, to it at its address listed in the books for the registration and registration of transfer of Notes required to be maintained by the Company pursuant to a (S)9.1, or at such other address as such holder shall have furnished to the Company in writing, and (iii) if to the Company, to it at 200 Continental Boulevard, El Segundo, California 90245-0984, or at such other address as it shall have furnished in writing to the Purchasers and all other holders of the Notes at the time outstanding.

          (b) Any written communication so addressed and mailed by certified mail, return receipt requested, shall be deemed to have been given when so mailed. All other written communications shall be deemed to have been given upon receipt therefor.

          (S)14.2  Survival.  All representations, warranties and covenants made
                   --------
by the Company herein or by the Company or any Subsidiary in any certificate or other instrument delivered under or in connection with this Agreement shall be considered to have been relied upon by the Purchasers and shall survive the delivery to the Purchasers of the Notes regardless of any investigation made by the Purchasers or on their behalf. All statements in any such certificate or other instrument shall constitute representations and warranties of the Company hereunder.

          (S)14.3  Successors and Assigns.  This Agreement shall be binding upon
                   ----------------------
the parties hereto and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns permitted hereunder. Whether or not expressly so stated and subject to the restrictions set forth therein, the provisions of (S)(S)5 through 11 of this Agreement are intended to be for the benefit of the Purchasers and for the benefit of all holders from time to time of the Notes, and shall be enforceable by the Purchasers and any other such holders whether or not an express assignment to such holders of rights under this Agreement shall have been made by any Purchaser or its successors or assigns; and provided,
                                                                  ---------
further, that the provisions of (S)(S)5, 6.2, 6.3, 9.1 and 9.5 shall also be for
- -------
the benefit of, and shall be enforceable by, any Person who shall no longer be a holder of any Note but who shall have incurred any expense or been subjected to any liability referred to therein while, or on the basis of being, such a holder.

          (S)14.4  Amendment and Waiver.  This Agreement and the Notes may be
                   --------------------
amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of the Company and (a) on or prior to the Closing Date, the Purchasers, and (b) after the Closing Date, the holders of at least 66-2/3% in aggregate unpaid principal amount of the Notes then outstanding; provided, however, that no such amendment, supplement or waiver
             -----------------
shall, without the written consent of the holders of all the Notes then outstanding, (i) change, with respect to the Notes, the amount or time of any required prepayment or payment of principal or premium or the rate or time of payment of interest, or change the funds in which any prepayment or payment on the Notes is required to be made; (ii) amend or supplement (S)(S)11.1-11.4 (except as specifically provided therein and except an amendment of (S)11.1 for the purpose of adding additional Events of Default); (iii) waive any default arising by reason of the failure of the Company to comply with its covenants contained in (S)(S)11.2 or 11.3; or (iv) amend or supplement, or waive any default arising by reason of the failure of the Company to comply with, this
(S)14.4 provided, further, that no such amendment, supplement or waiver that
        --------  -------
would adversely affect the interests of the holders of Designated Senior Debt shall be effected without the written consent of the holders of 66-2/3% or more of the outstanding principal amount of such Designated Senior Debt. The Company will not increase the rate of interest on any Note held by any Noteholder, or otherwise grant any other Noteholder any additional payment or other benefit, for or in connection with (x) any amendment or waiver proposed to be effected pursuant to this (S)14.4 or (y) any other action the Company requests such Noteholder to take, unless such increase in interest or other payment or benefit is extended upon the same terms ratably to all Noteholders. Any amendment or waiver effected in accordance with this (S)14.4 shall be binding upon each Noteholder, each future Noteholder and the Company.

          (S)14.5  Counterparts.  This Agreement may be executed and delivered
                   ------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

          (S)14.6  Reproduction of Documents.  This Agreement and all documents
                   -------------------------
relating hereto (other than the Notes), including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the closing of their purchase of the Notes and (c) financial statements, certificates and other information heretofore or hereafter furnished to the Purchasers, may be reproduced by the Purchasers by any photographic or other similar process and the Purchasers may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law and court or agency rules, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Purchasers in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall be admissible in evidence to the same extent.

          IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be duly executed by their respective duly authorized officers, all as of the day and year first above written.


                                    MERISEL AMERICAS, INC.



                                    By:  /s/  TIMOTHY N. JENSON
                                       ------------------------------------
                                       Name:  Timothy N. Jenson
                                       Title: Vice President & Treasurer


                                    THE UNION CENTRAL LIFE INSURANCE COMPANY



                                    By: /s/   JOSEPH A. TUCKER, III
                                       ------------------------------------
                                       Name:  Joseph A. Tucker, III
                                       Title: Assistant Treasurer


                                    THE CANADA LIFE ASSURANCE COMPANY



                                    By: /s/   BRIAN LYNCH
                                       ------------------------------------
                                       Name:  Brian Lynch
                                       Title: Associate Treasurer

                                    GUARANTEE MUTUAL LIFE
                                    COMPANY



                                    By: /s/   DAVID BOMBERGER
                                       ------------------------------------
                                       Name:  David Bomberger
                                       Title: Senior Vice President-
                                              Investments & Treasurer


                                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY



                                    By: /s/   JoELLEN J. WATTS
                                       ------------------------------------
                                       Name:  JoEllen J. Watts
                                       Title: Counsel



                                    By: /s/   JON C. HEINY
                                       ------------------------------------
                                       Name:  Jon C. Heiny
                                       Title: Counsel


                                    PAN AMERICAN LIFE INSURANCE COMPANY




                                    By: /s/   LUIS INGLES, JR.
                                       ------------------------------------
                                       Name:  Luis Ingles, Jr., C.F.A
                                       Title: Senior Vice President-
                                              Investment